                            ASSET PURCHASE AGREEMENT

                                      among

                                D.R. HORTON, INC.

                        D.R. HORTON, INC. - JACKSONVILLE

                           CH MORTGAGE COMPANY I, LTD.




                            THE FORTRESS GROUP, INC.

                             FORTRESS-FLORIDA, INC.

                             FORTRESS MORTGAGE, INC.







                             Dated as of May 1, 2001

                                TABLE OF CONTENTS


I.  PURCHASE OF ASSETS............................................................................................1
         Section 1.01        Assets to be Purchased...............................................................1
         Section 1.02        Excluded Assets......................................................................4
         Section 1.03        Third Party Consents.................................................................4
         Section 1.04        Assumed Liabilities..................................................................5
         Section 1.05        Retained Liabilities and Obligations.................................................6

II.  PURCHASE CONSIDERATION.......................................................................................6
         Section 2.01        Purchase Price.......................................................................6
         Section 2.02        Final Balance Sheet; Closing Assets Schedule.........................................7
         Section 2.03        Tax Reporting and Allocations........................................................8
         Section 2.04        Receipt of Consideration by Fortress.................................................9

III.  CLOSING.....................................................................................................9
         Section 3.01        Closing..............................................................................9
         Section 3.02        Execution and Delivery of the Documents..............................................9
         Section 3.03        Further Assurances...................................................................9
         Section 3.04        Transfer and Other Taxes.............................................................9
         Section 3.05        Prorations..........................................................................10

IV.  CONDITIONS TO THE CLOSING...................................................................................10
         Section 4.01        Conditions to the Purchasers' Obligation to Close...................................10
         Section 4.02        Conditions to the Sellers' Obligation to Close......................................13

V.  REPRESENTATIONS AND WARRANTIES OF THE PURCHASER AND HORTON...................................................15
         Section 5.01        Organization........................................................................15
         Section 5.02        Power and Authority.................................................................15
         Section 5.03        Authorization, Execution, Delivery, and Enforceability..............................15
         Section 5.04        No Conflicts........................................................................16
         Section 5.05         No Broker..........................................................................16
         Section 5.06        Legal Proceedings...................................................................16

VI.  INDIVIDUAL REPRESENTATIONS AND WARRANTIES OF FORTRESS.......................................................16
         Section 6.01        Organization, Power and Authority...................................................16
         Section 6.02        Authorization, Execution, Delivery, and Enforceability..............................17
         Section 6.03        No Conflicts........................................................................17
         Section 6.04        Opinion of Financial Advisors.......................................................17
         Section 6.05        No Broker...........................................................................18

VII.  REPRESENTATIONS AND WARRANTIES OF THE SELLERS AND FORTRESS.................................................18
         Section 7.01        Organization of the Company.........................................................18
         Section 7.02        Power and Authority.................................................................18
         Section 7.03        Execution, Delivery, and Enforceability of the Documents............................18
         Section 7.04        No Conflicts........................................................................18
         Section 7.05        No Broker...........................................................................19

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
         Section 7.06        Financial Statements................................................................19
         Section 7.07        Absence of Certain Changes..........................................................19
         Section 7.08        Absence of Undisclosed Liabilities..................................................20
         Section 7.09        Internal Accounting Controls........................................................20
         Section 7.10        Adequacy of Acquired Assets.........................................................20
         Section 7.11        Title; Permitted Liens..............................................................20
         Section 7.12        Permits.............................................................................21
         Section 7.13        Compliance with Applicable Laws.....................................................21
         Section 7.14        Absence of Unethical Business Practices.............................................22
         Section 7.15        Owned Real Property.................................................................22
         Section 7.16        Real Property Leases................................................................22
         Section 7.17        Land and Lot Contracts..............................................................23
         Section 7.18        Real Property Generally.............................................................23
         Section 7.19        Environmental Matters...............................................................25
         Section 7.20        Material Contracts..................................................................27
         Section 7.21        Acquired Contracts, Etc., Generally.................................................29
         Section 7.22        Accounts Receivable.................................................................30
         Section 7.23        Intellectual Property...............................................................30
         Section 7.24        Litigation and Claims...............................................................31
         Section 7.25        Insurance...........................................................................31
         Section 7.26        Customers...........................................................................32
         Section 7.27        Subcontractors......................................................................32
         Section 7.28        Suppliers...........................................................................32
         Section 7.29        Warranty Obligations................................................................32
         Section 7.30        Taxes...............................................................................32
         Section 7.31        Employees...........................................................................33
         Section 7.32        Employee Benefit Plans and Related Matters..........................................33
         Section 7.33        Labor Relations; Compliance.........................................................33
         Section 7.34        Homeowner Associations..............................................................34
         Section 7.35        Bank Accounts.......................................................................34

VIII.  COVENANTS.................................................................................................34
         Section 8.01        Access to Information...............................................................34
         Section 8.02        Operation of the Company Pending the Closing........................................34
         Section 8.03        Changes to the Information Disclosed on the Schedules...............................35
         Section 8.04        Satisfaction of the Closing Conditions..............................................35
         Section 8.05        Title Policy........................................................................35
         Section 8.06        Surveys.............................................................................36
         Section 8.07        Environmental Studies...............................................................36
         Section 8.08        Employees...........................................................................37
         Section 8.09        COBRA...............................................................................37
         Section 8.10        Other Benefit Matters...............................................................37
         Section 8.11        Warranty or Other Work..............................................................38
         Section 8.12        No Public Announcement..............................................................39
         Section 8.13        Use of Names........................................................................39
         Section 8.14        Successor Status for Payroll Tax Purposes...........................................39

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
         Section 8.15        Access..............................................................................39
         Section 8.16        Insurance...........................................................................39

IX.  NON-COMPETITION AND NON-DISCLOSURE COVENANTS................................................................39
         Section 9.01        Covenant Not to Compete.............................................................39
         Section 9.02        Non-Compete Period..................................................................40
         Section 9.03        Indirect Competition; Certain Exclusions............................................41
         Section 9.04        No Disclosure of Confidential Information...........................................41
         Section 9.05        Reasonableness......................................................................42
         Section 9.06        Judicial Enforcement................................................................42

X.  INDEMNIFICATION..............................................................................................42
         Section 10.01       Regarding Company Matters...........................................................42
         Section 10.02       Indemnification Regarding Mortgage Matters..........................................43
         Section 10.03       Regarding Fortress Matters..........................................................43
         Section 10.04       Indemnification of the Sellers and Fortress.........................................43
         Section 10.05       Indemnification Procedures..........................................................44
         Section 10.06       NEGLIGENCE..........................................................................46
         Section 10.07       Remedies............................................................................46
         Section 10.08       Insurance...........................................................................46
         Section 10.09       Limitations of Indemnification......................................................46
         Section 10.10       Calculation of Losses...............................................................47
         Section 10.11       Survivability.......................................................................47
         Section 10.12       No Other Representations............................................................47

XI.  GENERAL.....................................................................................................47
         Section 11.01       Amendment...........................................................................47
         Section 11.02       Attorneys' Fees.....................................................................47
         Section 11.03       Counterparts........................................................................48
         Section 11.04       Entire Agreement....................................................................48
         Section 11.05       Expenses............................................................................48
         Section 11.06       Governing Law.......................................................................48
         Section 11.07       Headings............................................................................48
         Section 11.08       Assignment..........................................................................48
         Section 11.09       No Third-Party Beneficiaries........................................................48
         Section 11.10       Notices.............................................................................48
         Section 11.11       Performance on Business Days........................................................49
         Section 11.12       Plural and Singular Words...........................................................49
         Section 11.13       Pronouns............................................................................50
         Section 11.14       Schedules...........................................................................50
         Section 11.15       Set-Off.............................................................................50
         Section 11.16       Severability........................................................................50
         Section 11.17       Specific Performance................................................................50
         Section 11.18       Successors..........................................................................50
         Section 11.19       Waiver..............................................................................50

XII.  DEFINITIONS................................................................................................51

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EXHIBITS

         Exhibit A-1       Company Bill of Sale

         Exhibit A-2       Mortgage Bill of Sale

         Exhibit B         Warranty Deed

         Exhibit C         Sublease

         Exhibit D         Escrow Agreement

         Exhibit E         Legal Opinion of Counsel for the Sellers and Fortress

         Exhibit F         Legal Opinion of Counsel for Horton and Purchasers

         Exhibit G-1       Assumption Agreement of DRH

         Exhibit G-2       Assumption Agreement of CHM

                            ASSET PURCHASE AGREEMENT


         THIS ASSET PURCHASE AGREEMENT (this "Agreement"), dated as of May 1, 2001, is made among (i) D.R. HORTON, INC., a Delaware corporation ("Horton"),
(ii) D.R. HORTON, INC. - JACKSONVILLE, a Delaware corporation ("DRH"), (iii) CH MORTGAGE COMPANY I, LTD., a Texas limited partnership ("CHM"), (iv) THE FORTRESS GROUP, INC., a Delaware corporation ("Fortress"), (iv) FORTRESS-FLORIDA, INC., a Delaware corporation (the "Company"), and FORTRESS MORTGAGE, INC., a Delaware corporation ("Mortgage").


                                    RECITALS

         WHEREAS, Fortress owns all of the capital stock of the Company and Mortgage (collectively, the "Sellers") and Horton, directly or indirectly, owns all of the equity interests in DRH and CHM (collectively, the "Purchasers");

         WHEREAS, (i) DRH wishes to purchase and acquire from the Company, and the Company wishes to sell to DRH, the assets of the Company, and (ii) CHM wishes to purchase and acquire from Mortgage, and Mortgage wishes to sell to CHM, the Jacksonville assets of Mortgage, all upon the terms and conditions hereinafter set forth (with certain capitalized terms having the meanings set forth in Article XII).


                                    AGREEMENT

         NOW, THEREFORE, in consideration of the foregoing recitals and the agreements herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto hereby agree as follows:


                              I. PURCHASE OF ASSETS

         Section 1.01 Assets to be Purchased. On the basis of the representations, warranties, covenants and agreements set forth herein, and subject to the terms and conditions set forth herein, at the Closing:

                  (a) Company Assets. The Company shall sell, convey, assign, transfer and deliver to DRH, and DRH shall purchase and pay for, at the Closing, all of the Company's assets, franchises, interests, properties, and rights and privileges of every kind and description, real, personal or mixed, tangible or intangible, whether owned by the Company or used primarily in connection with the Company's business, including all right, title and interest of the Company therein and thereto and all goodwill associated therewith (collectively, exclusive of the Excluded Assets, the "Acquired Company Assets"), free and clear of any Liens other than the Permitted Liens, including the following:

                           (i) Balance Sheet Assets. All of the assets reflected on the March Balance Sheet, and all assets subsequently acquired, except for the Excluded Assets reflected thereon and those assets disposed of after March 31, 2001, in the ordinary course of business consistent with past practices and this Agreement.

                           (ii) Real Property. All real property described on Schedule 1.01(a)(ii) hereto (the "Owned Real Property") and all rights arising out of ownership thereof or appurtenant thereto, together with (A) all buildings, fixtures, and improvements located thereon or attached thereto, (B) all easements and rights-of-way, and (to the extent transferable under Applicable Law) all franchises, licenses and permits, appurtenant to or otherwise benefiting the Owned Real Property or the buildings, fixtures, or improvements located thereon, and (C) all development rights, mineral rights, water rights, utility capacity reservations, and other rights and appurtenances affecting or pertaining to the Owned Real Property or the buildings, fixtures, or improvements located thereon.

                           (iii) Acquired Contracts. Subject to Section 1.03, All rights and benefits of the Company in each written and oral agreement, contract, commitment and option that (A) is described on Schedule 1.01(a)(iii) hereto or (B) has been entered into by the Company prior to the date hereof in the ordinary course of business consistent with past practice and is not required to be described on Schedule 1.01(a)(iii) by an exclusion contained in Section 7.20 (collectively, the "Acquired Company Contracts").

                           (iv) Deposits. All deposits relating to any Acquired Company Asset or the business of the Company, including all customer deposits under homebuilding contracts included in the Assumed Company Liabilities, and all earnest money and escrowed amounts under Acquired Company Contracts.

                           (v) Real Property Leases. Subject to Section 1.03, the leases and subleases of real property described in
                  Schedule 1.01(a)(v) hereto as to which the Company is the lessee, together with any options to purchase the underlying property, any rights to extend the terms thereof, and leasehold improvements thereon (the "Real Property Leases").

                           (vi) Personal Property. All equipment, furniture, furnishings, inventory, machinery, software, supplies, tools, vehicles, investment property, house plans (provided that Fortress and its Affiliates shall be



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

                  permitted to continue its current usage of such house plans in the construction of homes in markets outside of the State of Florida in which Fortress or its Affiliates currently use such plans), plats, surveys, land plans, engineering plans, contract forms, marketing materials and other personal property used primarily in connection with the business of the Company, including the items listed on Schedule 1.01(a)(vi).

                           (vii) Personal Property Leases. Subject to Section 1.03, the leases of personal property described in Schedule 1.01(a)(vii) as to which the Company is the lessee, together with any options to purchase the underlying property and any rights to extend the terms thereof (the "Personal Property Leases").

                           (viii) Intellectual Property. To the extent transferable, all rights and benefits in the Company's Intellectual Property used primarily in the conduct of business of the Company, including the items of Intellectual Property listed on Schedule 1.01(a)(viii), including all goodwill associated therewith.

                           (ix) Permits. To the extent transferable under Applicable Law, all approvals, authorizations, certificates, consents, franchises, licenses, permits, rights, variances, and waivers acquired or used primarily in connection with the business of the Company, and all agreements with governmental and other authorities in the nature thereof.

                           (x) Cash and Receivables. All of the Company's cash on hand, on deposit or invested and all accounts and notes receivable, and other receivables.

                           (xi) Third Party Warranties. To the extent transferable, all rights and benefits under any seller's, manufacturer's, subcontractor's, supplier's, merchant's, repairmen's, or other third-party representations, warranties, covenants, guarantees, indemnities and service or replacement programs relating to any Acquired Company Asset or the business of the Company.

                           (xii) Books and Records. All of the books, instruments, papers, computer files, and records of whatever nature and wherever located that relate primarily to the business of the Company, whether in written form or another storage media, including (A) accounting and financial records,
                  (B) property records and reports, (C) customer, subcontractor and supplier lists, (D) environmental records and reports, (E) personnel and labor relations records, and (F) property, sales or transfer Tax records and returns, provided that such books, instruments, papers, and records shall exclude the minute books, stock transfer books and corporate seal of the Company and any other books and records relating primarily to the

                  Excluded Assets or Expressly Retained Liabilities (the "Books and Records").

                  (b) Mortgage Assets. Mortgage shall sell, assign, transfer and deliver to CHM, and CHM shall purchase and acquire from Mortgage, the following assets, free and clear of all Liens: (i) all rights and benefits of Mortgage under loan applications originated by its operations in the Jacksonville, Florida, metropolitan area ("Mortgage-Jacksonville"), including the loan applications listed on
         Schedule 1.01(b)(i) (the "Loan Applications"); (ii) all deposits, fee payments and prepayments held by Mortgage-Jacksonville; (iii) all rights and benefits of Mortgage under mandatory delivery commitments and forward commitments relating to the Loan Applications, including those listed on schedule 1.01(b)(iii) hereto (the "Takeout/Placement Commitments"); (iv) all rights and benefits of Mortgage under the agreements listed on Schedule 1.01(b)(iv) (the "Ancillary Agreements");
         (v) all rights and benefits of Mortgage under the lease listed on
         Schedule 1.01(b)(v) (the "Mortgage Lease"); (vi) all equipment, furniture, furnishings, machinery, software, supplies, vehicles and other property normally held or used by Mortgage-Jacksonville; and
         (vii) all of the customer information and files, books, papers, computer files, and records of whatever nature that relate to the provisions of mortgage origination services by Mortgage-Jacksonville (collectively, exclusive of the Excluded Assets, the "Acquired Mortgage Assets").

                  (c) Fortress Interests. Fortress shall cause to be included in the sales and purchases contemplated hereby all assets held by it, and related books and records, that relate primarily to the business of the Company or Mortgage-Jacksonville.

         Section 1.02 Excluded Assets. Notwithstanding Section 1.01, the Sellers and Fortress shall retain all of their respective right, title, and interest in, to, and under the assets, properties, and rights described on Schedule 1.02A hereto (collectively, with any other items excluded pursuant to this Section
1.02 or Section 1.03, the "Excluded Assets"). If after the Closing Date the Purchasers discover an asset the existence or description of which is required to be disclosed by the Sellers pursuant to this Agreement but which has not been so disclosed, the Purchasers shall have the right (but not the obligation) either to acquire such asset as an Acquired Asset or to exclude such asset as an Excluded Asset by notice to the Sellers to such effect.

         Section 1.03 Third Party Consents. To the extent that any Acquired Contract, Real Property Lease, Personal Property Lease or Permit is not assignable without the consent of another party, this Agreement shall not constitute an assignment or an attempted assignment thereof, or any earnest money or escrowed amounts thereunder, if such assignment or attempted assignment would constitute a breach thereof or a default thereunder. The Sellers and the Purchasers shall use their commercially reasonable efforts to obtain the consent of such other party to the assignment of any such Acquired Contract, Real Property Lease, Personal Property Lease or Permit to the Purchasers in all cases in which such consent is or may be required for such assignment. If any such consent shall not be obtained, the Sellers shall cooperate with the Purchasers in any reasonable arrangement designed to provide for the Purchasers the benefits intended to be assigned to the Purchasers under the relevant Acquired Contract, Real Property Lease, Personal Property Lease or Permit, including enforcement at the cost and for the account of Purchasers of any and all rights of the Sellers against the other party thereto arising out of the breach or cancellation thereof by such other party or otherwise. If and to the extent that such arrangement cannot be made, the Purchasers shall have no obligation pursuant to Section 1.04 or otherwise with respect to any such Acquired Contract, Real Property Lease, Personal Property Lease or Permit. At the Closing, the Company shall sublease to DRH the premises described in the Sublease on the terms and conditions set forth therein, whether or not the consent of the landlord with respect thereto has been obtained.

         Section 1.04 Assumed Liabilities.

                  (a) Assumed Company Liabilities. At the Closing, DRH shall assume and agree to pay, perform and discharge when due the following obligations of the Company, as the same shall exist on the Closing Date (the "Assumed Company Liabilities"):

                           (i) Balance Sheet Liabilities. The accounts payable and construction liabilities, amounts due to related parties and accrued expenses of the Company as of the Closing Date, all as (but only to the extent) set forth on the Final Balance Sheet.

                           (ii) Reimbursement Obligations. The Company's reimbursement obligations under the performance and surety bonds and the letters of credit that are set forth on Schedule 1.01(a)(iii) hereto. DRH shall use its commercially reasonable efforts to cause such performance and surety bonds and letters of credit to be replaced as soon as practicable after Closing or to otherwise cause the Company to be released from its reimbursement obligations thereunder. DRH shall indemnify and hold the Company harmless from all such reimbursement obligations as provided in Section 10.04(c).

                           (iii) Executory Obligations. Subject to Section 1.03, the executory obligations of the Company not required to be performed prior to or as of the Closing Date under the Acquired Contracts, the Real Property Leases, the Personal Property Leases and the permits and other agreements transferred pursuant to Section 1.01(a)(ix), including obligations relating to customer deposits under homebuilding contracts.

                           (iv)     Other Identified Liabilities. The
                  liabilities set forth on Schedule 1.04(a) hereto.

                  (b) Assumed Mortgage Obligations. At the Closing, CHM shall assume, subject to Section 1.03, (i) the executory obligations of Mortgage not required to be performed prior to or as of the Closing Date (the "Assumed Mortgage Obligations") under the Loan Applications, the Takeout/Placement Commitments, the Ancillary Agreements, and the Mortgage Lease, including obligations relating to customer deposits and prepayments, and (ii) the accrued and unpaid salary, vacation pay and sick leave for the active employees of Mortgage-Jacksonville hired by CHM on the Closing Date.

                  (c)      Certain Limitations. Notwithstanding the foregoing:
         (i) DRH shall not assume the notes and mortgages payable of the Company outstanding as of the Closing Date, but shall acquire the Acquired Company Assets subject thereto and cause the balances thereof to be repaid in full on the Closing Date; (ii) DRH may elect not to acquire real property subject to any Acquired Company Contract where the sole recourse of the seller is to a security deposit or other credit arrangement provided for in the Acquired Company Contract; and (iii) the Purchasers shall have the ability to contest, in good faith, any claim asserted in respect of the Assumed Liabilities by any Person other than the Sellers and their Affiliates.

         Section 1.05 Expressly Retained Liabilities and Obligations. The Company and Mortgage shall retain and pay and perform when due the following liabilities and obligations of the Company or Mortgage: (a) any liabilities or obligations that either Seller owes to Fortress or any Affiliate thereof, except to the extent quantified on the Final Balance Sheet, (b) any liabilities or obligations to the extent they secure or relate to Excluded Assets, (c) any Employee Liabilities, except to the extent quantified on the Final Balance Sheet or described in Section 1.04(b)(ii), (d) any liabilities or obligations with respect to any Employee Plans, except to the extent quantified on the Final Balance Sheet or described in Section 1.04(b)(ii), (e) any liabilities or obligations under any Environmental Laws or with respect to Material of Environmental Concern, except that the Company shall have no obligation to DRH for violations, remediation obligations or other matters identified by the Environmental Consultants in the Environmental Reports or in the environmental reports listed in Schedule 7.19(a) hereto to the extent such matters relate to the Real Property or the Leased Real Property, (f) any liabilities or obligations with respect to any pending or threatened Legal Proceedings, (g) any Taxes, (h) any warranty obligations and product liabilities (whether express or implied) in respect of construction work performed on homes closed prior to or as of the Closing Date or development work performed prior to or as of the Closing Date, except for the work provided for in Section 8.11 and (i) any mortgage servicing obligations or mortgage repurchase obligations (collectively, the "Expressly Retained Liabilities"). Notwithstanding the foregoing, the Sellers shall have the ability to contest, in good faith, any claim asserted in respect of the Expressly Retained Liabilities by any Person other than the Purchasers and their Affiliates. Notwithstanding any other provision hereof or any doctrine of law, neither DRH nor CHM shall assume, or be required to pay, perform or discharge, the Expressly Assumed Liabilities or any other liability or obligation of the Company or Mortgage other than those liabilities and obligations that either Purchaser expressly assumes pursuant to Section 1.04.


                           II. PURCHASE CONSIDERATION

         Section 2.01 Purchase Price.

                  (a) Cash Consideration. The aggregate purchase price for the Acquired Assets and for the Covenant Not to Compete shall be the sum of (i) the Net Book Value of the Acquired Company Assets included in the Final Balance Sheet, plus (ii) $3,750,000 (the "Premium Amount"), payable in immediately available funds in accordance with this Section 2.01. Neither the Purchasers nor Horton shall have any obligation or liability for the division of such consideration between the Sellers.

                  (b) Closing Payments. At the Closing, the Purchasers shall pay to the Sellers the sum of (i) $24,748,313, plus (ii) the Premium Amount, of which (i) $1,400,000 (the "Escrow Amount") shall be paid by wire transfer of immediately available funds to the Escrow Agent to be held under the Escrow Agreement and (ii) the balance shall be paid by wire transfer of immediately available funds to an account designated by the Sellers.

                  (c) Purchase Price Adjustment. If the Net Book Value, as reflected on the Closing Assets Schedule, of the Acquired Company Assets included on the Final Balance Sheet is less than $24,748,313 (the amount of such difference being the "Net Worth Deficiency"), the Sellers shall pay to the Purchasers the amount of the Net Worth Deficiency. If the Net Book Value, as reflected on the Closing Assets Schedule, of the Acquired Company Assets included on the Final Balance Sheet is more than $24,748,313 (the amount of such difference being the "Net Worth Excess"), the Purchasers shall pay to the Sellers the amount of the excess. Any payment required by this Section 2.01(c) shall be made within five days after the Closing Assets Schedule becomes final and binding on the parties pursuant to Section 2.02. Any Net Worth Deficiency shall first be paid by the Escrow Agent from amounts held by it, and any remaining balance shall be paid by the Sellers. The term "Net Book Value" with respect to any Acquired Company Asset shall mean the value thereof reflected on the Final Balance Sheet less the aggregate amount of any liabilities reflected on the Final Balance Sheet that such asset secures or that relate thereto; provided that all Assumed Company Liabilities and the notes and mortgages payable of the Company to be paid by DRH pursuant to Section 1.04(c) shall be considered to relate to the Acquired Company Assets.

         Section 2.02 Final Balance Sheet; Closing Assets Schedule.

                  (a) Within 45 days following the Closing Date, the Purchasers shall prepare, at their own expense, and deliver to the Sellers (i) an unaudited balance sheet of the Company dated as of the Closing Date, and (ii) a schedule setting forth the Net Book Value of the Acquired Company Assets included in such balance sheet, together with a notice (the "Purchaser Notice") stating whether or not there is a Net Worth Deficiency or Net Worth Excess and specifying the amount thereof, which notice shall also be delivered to the Escrow Agent. During the preparation of such balance sheet and schedule (as they may be adjusted pursuant to this Section 2.02, the "Final Balance Sheet" and the "Closing Assets Schedule," respectively), the Sellers and their current independent accounting firm ("Sellers' Accountants") may consult with the Purchasers' current independent accounting firm ("Purchasers' Accountants"). The Purchaser and Purchasers' Accountants shall make all of the accounting work papers and other relevant documents in connection with preparation of the Final Balance Sheet available to the Sellers and Sellers' Accountants and shall make the persons in charge of the preparation of the Final Balance Sheet available for reasonable inquiry by the Sellers and Sellers' Accountants. The Final Balance Sheet shall be prepared in accordance with generally accepted accounting principles applied consistently with those accounting principles used in the preparation of the Financial Statements, except that it shall exclude any amounts attributable to the Excluded Assets, the Expressly Retained Liabilities and any other liability or obligation of the Company that DRH does not expressly assume pursuant to Section
         1.04 that would otherwise be reflected thereon other than the notes and mortgages payable to be paid by DRH pursuant to Section 1.04(c).

                  (b) If the Sellers do not agree with the Net Book Value reflected on the Final Balance Sheet or the Closing Assets Schedule so delivered, or otherwise disagree with any line item reflected thereon, they shall so notify the Purchasers in writing (the "Seller Notice") within 20 days following receipt of the Final Balance Sheet and the Closing Assets Schedule. The Seller Notice shall set forth in reasonable detail the calculations with which the Sellers disagree or other bases of disagreement of the amount being disputed. If the Sellers do not so notify the Purchasers within such period, the Final Balance Sheet and the Closing Assets Schedule shall become final and binding upon all parties at the end of such period. In such event upon the expiration of such 20-day period, the Sellers shall notify the Escrow Agent to distribute the Escrow Amount and all other amounts held by it in accordance with the Purchaser Notice.

                  (c) If the Sellers do so notify the Purchasers, the Sellers and the Purchasers shall attempt in good faith to resolve such dispute, and if they are able to so resolve the dispute, they shall jointly give written notice to the Escrow Agent directing the distribution of the Escrow Amount and all other amounts held by it. If the Sellers and the Purchasers are unable to resolve any disputed item within ten days after the receipt of the Seller Notice, such disputed item shall be submitted within ten days after the expiration of such ten-day period to one of the five largest nationally recognized accounting firms or any of their successors (other than the parties' current auditors or their successors) chosen by lot, which shall be instructed to resolve such disputed item based upon the presentations of the Sellers and the Purchasers within 30 days after submission; provided that the review of such accounting firm will be restricted as to scope to address only those matters as to which the Sellers and the Purchasers have not reached agreement pursuant to the preceding sentence. The resolution of disputes by the accounting firm so selected shall be set forth in writing (the "Accountant's Notice") and shall be conclusive and binding upon and non-appealable by the parties, and the Final Balance Sheet and the Closing Assets Schedule shall become final and binding upon the date of such resolution. The Accountant's Notice shall be delivered to the Escrow Agent who shall distribute the Escrow Amount and all other amounts held by it in accordance with its directions. The costs of such resolution by such accounting firm shall be paid by the Purchasers if such accounting firm determines that the Net Book Value of the Acquired Company Assets exceeds the amount thereof set forth in the Purchaser Notice by more than $100,000; otherwise, the Sellers shall bear the costs of such resolution.

         Section 2.03 Tax Reporting and Allocations. In connection with the finalization of the Final Balance Sheet, the parties shall endeavor in good faith to agree upon an allocation, solely for federal income Tax purposes, to the Acquired Assets of (a) the consideration to be paid to the Sellers pursuant hereto and (b) the Assumed Liabilities. The Purchasers and the Sellers shall each separately prepare and file Form 8594 with the Internal Revenue Service pursuant to Section 1060 of the Code consistent with the agreed upon allocation. If the Purchasers or the Sellers are required to make some other allocation at the direction of the Internal Revenue

Service or other governmental entity, the parties shall endeavor in good faith to adopt consistent reporting and allocation positions. Neither the Purchasers nor the Sellers shall be responsible for any Tax liability or any other expense of any other party to this Agreement resulting from the reporting and allocations made by such other party as provided in this Section 2.03.

         Section 2.04 Receipt of Consideration by Fortress. Fortress acknowledges that, as the owner of all of the capital stock of the Sellers, it will receive consideration for its obligations hereunder as a result of (a) the consideration to be delivered to the Sellers pursuant hereto and (b) the assumption of the Assumed Liabilities.


                                  III. CLOSING

         Section 3.01 Closing. The closing of the transactions contemplated hereby (the "Closing") shall occur on the date hereof, or as promptly hereafter as the conditions described in Article IV are satisfied, or on such other date as the Purchasers and the Sellers may agree, at the offices of Rogers, Towers, Bailey, Jones & Gay, Jacksonville, Florida, or at such other place as the Purchasers and the Sellers may agree. All proceedings to take place at the Closing shall take place simultaneously, and delivery of the documents and instruments to be delivered at the Closing shall not occur until the completion of such proceedings. The term "Closing Date" shall mean the date and time of the consummation of the transactions contemplated hereby.

         Section 3.02 Execution and Delivery of the Documents. At the Closing, the Purchasers and the Sellers shall execute and deliver each agreement, certificate, instrument or other document to which this Agreement contemplates that it will be a party, as provided in Sections 4.01 and 4.02, as applicable.

         Section 3.03 Further Assurances. At any time and from time to time after the Closing Date, upon the request of the Purchasers and without any cost or expense thereto (other than as specifically provided herein), the Sellers shall execute and deliver such instruments of conveyance, assignment and transfer and other documents as the Purchasers may reasonably request to transfer to and vest in the Purchasers, and to put the Purchasers in possession of, the Acquired Assets, free and clear of any Liens other than the Permitted Liens, or otherwise to carry out the intent and purposes of this Agreement. If, in order properly to prepare its Tax returns, other documents or reports required to be filed with governmental or regulatory authorities or its financial statements or to fulfill its obligations hereunder, it is necessary that a party be furnished with additional information, documents or records relating to the business of the Company on or before the Closing Date, and such information, documents or records are in the possession or control of the other party, such other party shall use its best efforts to furnish or make available such information, documents or records (or copies thereof) at the recipient's request, cost and expense. Any information obtained by such party in accordance with this Section 3.03 shall be held confidential by such party in accordance with the terms of the Confidentiality Agreement or Section 9.04.

         Section 3.04 Transfer and Other Taxes. At the Closing, all Taxes, deed stamps and recording charges in connection with the conveyance, assignment, or transfer of the Acquired Assets to the Purchasers and the assumption of the Assumed Liabilities shall be born equally by the Purchasers and the Sellers. If the final amount of any such Tax or recording charge is not determinable on the Closing Date, such Tax or recording charge shall be paid on the Closing Date based upon the estimated amount thereof and the Sellers shall thereafter pay one-half of any balance of such Tax or recording charge as soon as it becomes determinable by the Purchasers. In addition, the Company shall be responsible for and shall pay and indemnify and reimburse DRH against and for any subsequent Taxes, not quantified on the Final Balance Sheet, that are due and owing for any Tax periods prior to the Tax period during which the Closing Date occurs which are assessed or reassessed in respect of the Acquired Company Assets after the Closing Date due to changes in land use or for any other reason, including interest or penalties thereon.

         Section 3.05 Prorations. Any ad valorem, real property, personal property, or similar Taxes and homeowners' or property owners' association dues and assessments associated with the Acquired Assets that are imposed or accrue on a periodic basis and are not quantified on the Final Balance Sheet (the "Prorated Items") shall be prorated as of the Closing Date in accordance with this Section 3.05. At the Closing, the Company shall pay to DRH the portion of the Prorated Items and any amounts due with respect thereto equal to a fraction, the numerator of which shall be the number of days that have elapsed from the beginning of the applicable period to the Closing Date and the denominator of which shall be the number of days in the entire applicable period. If on the Closing Date the Company possesses the tax statements or other appropriate information with respect to any Prorated Items, the Company shall pay to DRH its prorated share of the Prorated Items based upon such Tax statements or other information. If on the Closing Date the Company does not possess the Tax statements or other appropriate information for the Prorated Items, the Company shall pay to DRH its proportionate share of such Prorated Items based upon the prior period's Prorated Items and any publicly announced Tax rate or other changes with respect thereto. As soon as the Tax statements or other appropriate information become available with respect to the actual amount of any such Prorated Items, the Company shall promptly pay to DRH any excess of their proportionate share of such Prorated Items over the estimate thereof previously paid to DRH, or DRH shall promptly refund to the Company the excess of their prorated share of such Prorated Items previously paid to DRH over their actual prorated share. DRH shall pay the entire amount of any such Prorated Items before such Prorated Items become delinquent; provided that DRH may contest the amount or validity thereof in good faith. If DRH or the Company receives any refunds of any Prorated Items prorated pursuant to this Section 3.05, such refund shall be prorated as provided herein and the party receiving such refund shall remit to the other party its proportionate share thereof.


                          IV. CONDITIONS TO THE CLOSING

         Section 4.01 Conditions to the Purchasers' Obligation to Close. The obligations of the Purchasers to consummate the transactions contemplated hereby are subject to the satisfaction of the following conditions (collectively, the "Purchaser Conditions"), each of which the Purchasers may waive:

                  (a) Representations and Warranties. The representations and warranties of the Sellers and Fortress contained herein, and in each agreement, certificate, instrument and other document to be delivered pursuant hereto or in connection herewith, shall be true and correct in all material respects on and as of the date hereof and on and as of the Closing Date as though made on and as of the Closing Date.

                  (b) Performance of Covenants. The Sellers and Fortress shall have performed, in all material respects, all agreements, covenants, and obligations herein that they are required to perform on or prior to the Closing Date.

                  (c) Closing Certificate. The Sellers and Fortress shall have delivered to the Purchasers a certificate confirming the satisfaction of the conditions set forth in Section 4.01(a).

                  (d) Officers Certificates. The Sellers and Fortress shall have delivered to the Purchasers certificates, in a form acceptable to the Purchasers, which shall include:

                           (i) Basic Agreements. Copies of the certificates of incorporation and bylaws for the Sellers and Fortress;

                           (ii)     Resolutions. Copies of the resolutions of
                  (A) the boards of directors of the Sellers and Fortress and
                  (B) Fortress as the sole stockholder of the Company approving the execution, delivery and performance of this Agreement and each agreement, certificate, instrument and other document to be delivered pursuant hereto to which they are party; and

                           (iii)    Incumbency Certificates. Incumbency
                  certificates setting forth the names, titles, and signatures of the Persons signing on behalf of the Sellers and Fortress.

                  (e) Third Party Consents. The Sellers shall have received and delivered to the Purchasers all of the consents listed on Schedule 4.01(e) hereto, in form and substance satisfactory to the Purchasers, and shall have given all notices required to be given to any Persons prior to the consummation of the transactions contemplated hereby.

                  (f) No Prohibition. No action, decree, injunction, order, proceeding, or writ by or before any court or other governmental entity shall exist or be pending or threatened that would prohibit consummation of the transactions contemplated hereby or seek damages in respect thereof.

                  (g) No Material Change. Since March 31, 2001, there shall not have occurred any event or circumstance that has had or is likely to have a Material Adverse Effect.

                  (h)       Instruments.

                           (i) Bills of Sale. The Company and Mortgage shall have executed and delivered Bills of Sale and Assignment

                  Agreements in the forms of Exhibit A-1 and A-2 hereto, respectively, with respect to the Acquired Assets;

                           (ii) Warranty Deeds. With respect to each parcel of Owned Real Property, the Company shall have executed and delivered a Special Warranty Deed of the type set forth on Exhibit B hereto opposite the description of each parcel;

                            (iii) Contract Assignments. The Sellers shall have executed and delivered such further assignments as DRH may reasonably request with respect to the Acquired Contracts, the Real Property Leases and the Personal Property Leases;

                           (iv) FIRPTA Affidavits. The Company and Fortress shall have executed and delivered affidavits stating, under penalty of perjury, their respective U.S. taxpayer identification numbers and that none of them is a "foreign person" within the meaning of Sections 1445 and 7701 of the Code;

                            (v) Title Documents. The Company shall have executed and delivered such affidavits, indemnities, confirmations and other documents reasonably necessary to permit the issuance of the Title Policy contemplated by
                  Section 8.05;

                            (vi) Estoppels, Etc. The Purchasers shall have received such estoppels and other confirmations as the Purchasers may reasonably request from third parties in respect of the Assumed Liabilities;

                           (vii) Assignments of Intellectual Property. The Company shall have executed and delivered to DRH the assignment documents necessary to transfer its Copyrights, Patents and Trademarks, including the goodwill associated with any Trademarks, to DRH on the records of any appropriate governmental entity;

                           (viii) Certificates of Title. The Sellers shall have properly completed, executed in favor of the Purchasers and delivered the assignment provisions on each certificate of title for each automobile, trailer, truck or other vehicle to which the Company or Mortgage-Jacksonville holds title;

                           (ix) Warranty Programs, etc. The Company shall have executed and delivered to DRH such assignments as DRH may reasonably request to provide the rights and benefits referred to in Section 1.01(a)(xi);

                            (x) Office Sublease. The Company shall have executed and delivered a sublease in the form of Exhibit C hereto (the "Sublease"); and

                            (xi) Affiliate Assets. Fortress and any Affiliate
                  who possesses any right, title, or interest in any asset listed on the schedules hereto or any other assets historically used in the business of the Company or Mortgage-Jacksonville of the kind described in Section 1.01 (other than Excluded Assets) shall have contributed to and have executed and delivered to the Company and Mortgage, as the case may be, the assignment documents necessary to transfer all right, title, and interest in such assets to the Company or Mortgage.

                  (i) Title Policy. The Title Company shall have issued or shall have committed to issue the Title Policy to DRH as contemplated by Section 8.05.

                  (j) Surveys. The Company shall have delivered to DRH the Surveys described in Section 8.06.

                  (k) Environmental Matters. DRH shall have received the Environmental Reports contemplated by Section 8.07.

                  (l) Employees. DRH shall have entered into employment arrangements on terms acceptable to it with such employees of the Company as DRH may identify.

                  (m) Escrow Agreement. The Sellers shall have executed and delivered the Escrow Agreement in the form of Exhibit D hereto (the "Escrow Agreement") with the Title Company, as escrow agent (the "Escrow Agent").

                  (n) Transition Agreement. Fortress shall have executed and delivered a transition services agreement for the provision of management information and other services on terms reasonably satisfactory to the Purchasers.

                  (o) Legal Opinion. Legal counsel for the Sellers and Fortress shall have delivered to the Purchasers and Horton a legal opinion substantially in the form of Exhibit E hereto.

                  (p) Other. The Sellers and Fortress shall have delivered to the Purchasers and Horton such other certificates, documents and instruments as the Purchasers may reasonably request to effect the transactions contemplated hereby.

         Section 4.02 Conditions to the Sellers' Obligation to Close. The obligations of the Sellers to consummate the transactions contemplated hereby are subject to the satisfaction of the following conditions (collectively, the "Company Conditions"), each of which the Sellers may waive:

                  (a) Representations and Warranties. The representations and warranties of the Purchasers and Horton contained herein, and in each agreement, certificate, instrument and other document to be delivered pursuant hereto or in connection herewith, shall be true and correct in all material respects on and as of the date hereof and on and as of the Closing Date as though made on and as of the Closing Date.

                  (b) Performance of Covenants. The Purchasers and Horton shall have performed, in all material respects, all agreements, covenants, and obligations herein that they are required to perform on or prior to the Closing Date.

                  (c) Closing Certificate. The Purchasers and Horton shall have delivered to the Sellers a certificate confirming the satisfaction of the conditions set forth in Section 4.02(a).

                  (d) Secretary's Certificate. The Purchasers and Horton shall have delivered to the Sellers certificates, in a form acceptable to the Company, which shall include:

                           (i) Organizational Documents. Copies of the certificates of incorporation and bylaws or other organizational documents of the Purchasers and Horton;

                           (ii) Resolutions. Copies of the resolutions that the boards of directors or executive committees of DRH and Horton and the general partner of CHM approving the execution, delivery, and performance of this Agreement and each agreement, certificate, instrument or other document to be delivered pursuant hereto to which they are party; and

                           (iii)    Incumbency Certificates. Incumbency
                  certificates setting forth the names, offices, and signatures of all of the officers signing on behalf of the Purchasers and Horton.

                  (e) No Prohibition. No action, decree, injunction, order, proceeding or writ by or before any court or other governmental entity shall exist or be pending or threatened that would prohibit consummation of the transactions contemplated hereby or seek damages in respect thereof.

                  (f) Legal Opinion. Legal counsel for the Purchasers and Horton shall have delivered to the Sellers and Fortress a legal opinion substantially in the form of Exhibit F hereto.

                  (g) Instruments. The Purchasers shall have executed and delivered to the Company each of the following documents:

                           (i) Assumption Agreement. Assumption Agreements in the form of Exhibits G-1 and G-2 hereto; and

                           (ii)     Escrow Agreement.  The Escrow Agreement.

                  (h) Guarantees. Fortress shall have been released from all guarantees of the Assumed Company Liabilities or DRH shall have caused the guaranteed liabilities to be paid or otherwise discharged.

                  (i) Other Matters. The Purchasers and Horton shall have delivered to the Sellers and Fortress such other certificates, documents, and instruments as the Sellers may reasonably request to effect the transactions contemplated hereby.


                        V. REPRESENTATIONS AND WARRANTIES
                          OF THE PURCHASERS AND HORTON

         The Purchasers and Horton, jointly and severally, represent and warrant to the Sellers and Fortress as follows:

         Section 5.01 Organization. Horton and DRH are corporations duly organized, validly existing and in good standing under the laws of the State of Delaware. CHM is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Texas. DRH and CHM are, or will be prior to the Closing Date, qualified to transact business as a foreign corporation or a limited partnership, respectively, in the State of Florida.

         Section 5.02 Power and Authority. Horton and the Purchasers possess the corporate power and authority to execute and deliver this Agreement and the agreements, certificates, instruments and other documents to be delivered pursuant hereto to which they will be party, to perform their obligations hereunder and thereunder, and to consummate the transactions contemplated hereby, without obtaining any approval, authorization, consent, or waiver from or giving any notice to any governmental authority.

         Section 5.03 Authorization, Execution, Delivery, and Enforceability. Horton and the Purchasers have duly authorized, executed, and delivered this Agreement, no other corporate action on the part of Horton, the Purchasers or their respective Boards of Directors or their stockholders being necessary. This Agreement constitutes the valid, legal and binding obligations of Horton and the Purchasers, enforceable against them in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights of creditors generally. With respect to each other agreement, certificate, instrument or other document to which they will be party, Horton and the Purchasers have duly authorized such document, and at the Closing Horton and the Purchasers will duly execute and deliver such document, which will constitute a valid, legal, and binding obligation of Horton and the Purchasers, as the case may be, enforceable against them in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights of creditors generally.

         Section 5.04 No Conflicts. The execution and delivery by Horton and the Purchasers of this Agreement do not, and the execution and delivery by Horton and the Purchasers of each agreement, certificate, instrument or other document to which Horton or the Purchasers are a party in connection herewith, the performance by Horton and the Purchasers of their respective obligations under this Agreement and each such agreement, certificate, instrument or other document and the consummation of the transactions contemplated hereby and thereby will not:

                  (a) conflict, in any material respect, with or result in a violation or breach, in any material respect, of any of the terms, conditions or provisions of the certificate or articles of incorporation or by-laws (or other comparable charter document) of Horton and the Purchasers;

                  (b) conflict, in any material respect, with or result in a violation or breach, in any material respect, of any term or provision of any Applicable Law relevant to Horton or the Purchasers or any of their respective assets and properties; or

                  (c) (i) conflict, in any material respect, with or result in a violation or breach, in any material respect, of, or result in the acceleration, cancellation or termination of, (ii) constitute (with or without notice or lapse of time or both) a default, in any material respect, under, (iii) require Horton or the Purchasers to obtain any consent, approval or action of, make any filing with or give any notice to any Person as a result or under the terms of, or (iv) result in the creation or imposition of any Lien upon Horton or the Purchasers or any of their respective assets or properties under, any agreement, contract, franchise, license, authorization, permit, order, decree, judgment or other obligation to which Horton or the Purchasers are a party or by which any of their assets and properties are bound.

         Section 5.05 No Broker. Neither Horton nor the Purchasers has any obligation or liability to any broker, finder or other Person for any broker or similar services with respect to the transactions contemplated hereby.

         Section 5.06 Legal Proceedings. There are no actions or proceedings pending or, to the knowledge of Horton and the Purchasers, threatened against, relating to or affecting Horton or the Purchasers or any of their assets and properties which could reasonably be expected to result in the issuance of an order restraining, enjoining or otherwise prohibiting or making illegal the consummation of any of the transactions contemplated by this Agreement.

                       VI. INDIVIDUAL REPRESENTATIONS AND
                             WARRANTIES OF FORTRESS

         Fortress represents and warrants to Horton and the Purchasers as follows:

         Section 6.01 Organization, Power and Authority. Fortress is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has all requisite corporate power and authority to execute and deliver this Agreement and the agreements, certificates, instruments and other documents to be delivered pursuant hereto to which it will be party, to perform its obligations hereunder and thereunder, and to consummate the transactions contemplated hereby, without obtaining any approval, authorization, consent, or waiver from or giving other notice to any governmental authority.

         Section 6.02 Authorization, Execution, Delivery, and Enforceability. Fortress has duly authorized, executed and delivered this Agreement and no approval of any stockholders of Fortress is required for the due authorization of this Agreement or the consummation of the transaction contemplated hereby. This Agreement constitutes the valid, legal and binding obligation of Fortress enforceable against it in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights of creditors generally. With respect to each of the other agreements, certificates, instruments and other documents to be delivered pursuant hereto to which Fortress will be party, Fortress will duly execute and deliver each such document, which will constitute a valid and legally binding obligation of Fortress, enforceable against it in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights of creditors generally.

         Section 6.03 No Conflicts. The execution and delivery by Fortress of this Agreement do not, and the execution and delivery by Fortress of each agreement, certificate, instrument or other document to which Fortress is a party in connection herewith, the performance by Fortress of its obligations under this Agreement and each such agreement, certificate, instrument or other document and the consummation of the transactions contemplated hereby and thereby will not:

                  (a) conflict, in any material respect, with or result in a violation or breach, in any material respect, of any of the terms, conditions or provisions of the certificate of incorporation or by-laws of Fortress;

                  (b) conflict, in any material respect, with or result in a violation or breach, in any material respect, of any term or provision of any Applicable Law relevant to Fortress or any of its assets and properties; or

                  (c) (i) conflict, in any material respect, with or result in a violation or breach, in any material respect, of, or result in the acceleration, cancellation or termination of, (ii) constitute (with or without notice or lapse of time or both) a default, in any material respect, under, (iii) require Fortress to obtain any consent, approval or action of, make any filing with or give any notice to any Person as a result or under the terms of, or (iv) result in the creation or imposition of any Lien upon Fortress or any of its assets or properties under, any agreement, contract, franchise, license, authorization, permit, order, decree, judgment or other obligation to which Fortress is a party or by which any of its assets and properties is bound, except for the consents described on Schedule 6.03 hereto.

         Section 6.04 Opinion of Financial Advisors. The board of directors of Fortress has received the opinion of Fortress's financial advisor, Valuation Research Corporation, a copy of which is attached hereto as Schedule 6.04, that the transactions contemplated hereby are fair to Fortress from a financial point of view.

         Section 6.05 No Broker. Fortress does not have any obligation or liability to any broker, finder or other Person for any broker or similar services with respect to the transactions contemplated hereby, except for a fee payable to Michael P. Kahn & Associates, which will be paid by Fortress.


                     VII. REPRESENTATIONS AND WARRANTIES OF
                            THE SELLERS AND FORTRESS

         Each Seller (as to itself) and Fortress, jointly and severally, represent and warrant to Horton and the Purchasers as follows:

         Section 7.01 Organization of the Company. The Sellers are corporations duly organized, validly existing and in good standing under the laws of the State of Delaware, and have all requisite corporate power and authority to own and lease the property and assets they own and lease and to carry on their businesses and activities as currently conducted. The Sellers are duly qualified to transact business as foreign corporations in the State of Florida, which, in the case of the Company, is the only jurisdiction where the ownership of its assets or the conduct of its business requires such qualification. Except as set forth on Schedule 7.01 hereto, the Company does not own any beneficial or record interest in any corporation, joint venture, limited liability company, partnership, or other Person.

         Section 7.02 Power and Authority. The Sellers possess all requisite corporate power and authority to execute and deliver this Agreement and each agreement, certificate, instrument or other document to be delivered pursuant hereto to which they are party, to perform their obligations hereunder or thereunder, and to consummate the transactions contemplated hereby, without obtaining any approval, authorization, consent, or waiver from or giving any notice to any governmental authority.

         Section 7.03 Authorization, Execution, Delivery, and Enforceability of the Documents. The Sellers have duly authorized, executed and delivered this Agreement. This Agreement constitutes the valid, legal and binding obligations of the Sellers, enforceable against them in accordance with its terms. With respect to each other agreement, certificate, instrument or other document to be delivered pursuant hereto to which the Sellers will be party, the Sellers have duly authorized such document, and at the Closing the Sellers will duly execute and deliver such document, which will constitute the valid, legal and binding obligations of the Sellers, enforceable against the Sellers in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights of creditors generally.

         Section 7.04 No Conflicts. The execution and delivery by the Sellers of this Agreement do not, and the execution and delivery by the Sellers of each agreement, certificate, instrument or other document to which the Sellers are party in connection herewith, the performance by the Sellers of their respective obligations under this Agreement and each such agreement, certificate, instrument or other document and the consummation of the transactions contemplated hereby and thereby will not:

                  (a) conflict, in any material respect, with or result in a violation or breach, in any material respect, of any of the terms, conditions or provisions of the certificate of incorporation or by-laws of the Sellers;

                  (b) conflict, in any material respect, with or result in a violation or breach, in any material respect, of any term or provision of any Applicable Law relevant to the Sellers or any of their respective assets and properties; or

                  (c) (i) conflict, in any material respect, with or result in a violation or breach, in any material respect, of, or result in the acceleration, cancellation or termination of, (ii) constitute (with or without notice or lapse of time or both) a default, in any material respect, under, (iii) require the Sellers to obtain any consent, approval or action of, make any filing with or give any notice to any Person as a result or under the terms of, or (iv) result in the creation or imposition of any Lien upon the Sellers or any of their respective assets or properties under, any agreement, contract, franchise, license, authorization, permit, order, decree, judgment or other obligation to which the Sellers are party or by which any of their respective assets and properties is bound, except for the consents described on Schedule 7.04 hereto.

         Section 7.05 No Broker. The Sellers do not have any obligation or liability to any broker, finder, or other Person for any broker or similar services with respect to the transactions contemplated hereby, except for a fee payable to Michael P. Kahn & Associates, which will be paid by the Sellers.

         Section 7.06 Financial Statements. The Sellers have delivered to Horton and the Purchasers copies of the following financial statements (collectively, the "Financial Statements") attached as Schedule 7.06 hereto: (a) the unaudited balance sheets of the Company as of December 31, 1999 and 2000 and the related unaudited statements of income for the years then ended and the unaudited balance sheet of the Company as of March 31, 2001 (the "March Balance Sheet") and the related unaudited statement of income for the three months then ended and (b) the unaudited statements of income for Mortgage-Jacksonville for the years ended December 31, 1999 and 2000 and the three months ended March 31, 2001. The Financial Statements (including the related notes thereto) have been prepared from the books and records of the Sellers and Fortress using generally accepted accounting principles applied on a basis consistent with such principles that the Sellers and Fortress have previously used. The Financial Statements are also consistent with the financial information concerning the Sellers included in the consolidated financial statements for Fortress and its consolidated subsidiaries, including the consolidating information reflected in the audited consolidated financial statements of Fortress and its consolidated subsidiaries as of and for the years ended December 31, 1999 and 2000. The Financial Statements present fairly, in all material respects, the financial position of the Company and Mortgage-Jacksonville as of the dates indicated and the results of operations of the Company and Mortgage-Jacksonville for the periods then ended.

         Section 7.07 Absence of Certain Changes. Except as set forth on
Schedule 7.07 hereto, since December 31, 2000, the Company has not: (a) declared, set aside or paid any distribution with respect to its capital stock (whether in cash or in kind) or redeemed, purchased or otherwise acquired any of its capital stock; (b) made any capital expenditure (or series of related capital expenditures) outside the ordinary course of business or inconsistent with past practice; (c) granted any increase in the bonus, salaries or other compensation of any of its directors, officers, employees, agents or consultants outside the ordinary course of business or inconsistent with past practice or made any other material change in the employment terms for any of its officers and employees outside the ordinary course of business or inconsistent with past practice; (d) delayed or postponed the payment of any accounts payable or other liabilities in a manner inconsistent with the ordinary course of business or past practice; (e) experienced any material damage, destruction or loss (whether or not covered by insurance) to its property; or (f) undergone any other Material Change.

         Section 7.08 Absence of Undisclosed Liabilities. Except as disclosed on
Schedule 7.08 hereto, the Company is not subject to any material liabilities or obligations of any nature, absolute or contingent, or any facts that could reasonably be expected to give rise to any material liabilities or obligations, except as disclosed in the Financial Statements or the schedules hereto and except for liabilities or obligations that have arisen since March 31, 2001, in the ordinary course of business consistent with past practices and this Agreement (none of which is reasonably expected to have, singly or in the aggregate, a Material Adverse Effect).

         Section 7.09 Internal Accounting Controls. The Company (a) keeps books, records and accounts that, accurately, fairly and in reasonable detail, reflect its assets and transactions and (b) maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are accurately and promptly recorded to permit the preparation of the Company's financial statements, (ii) transactions are executed in accordance with management's general or specific authorization, (iii) access to its assets is permitted only in accordance with management's general or specific authorization, and (iv) comparisons are made between its fixed asset registers and its existing assets at reasonable intervals and the Company takes appropriate action with respect to any differences.

         Section 7.10 Adequacy of Acquired Assets. Substantially all of the Acquired Assets constitute residential real property, developed or undeveloped land or assets incidental to the Company's residential homebuilding business. The Acquired Assets include all assets and properties of every kind and description, real, personal or mixed, tangible or intangible, the use of which is necessary to enable DRH to conduct the business of the Company substantially in the same manner conducted prior to the date hereof. The tangible assets of the Company are, in all material respects, in good working order and condition, ordinary wear and tear expected. Except as set forth on Schedule 7.10 hereto, neither Fortress nor any Affiliate thereof (other than Sellers) has any interest in, or provides or permits the use of, any asset or right used in the business of the Company.

         Section 7.11 Title; Permitted Liens. The Company has (i) good and marketable title to the Acquired Company Assets constituting real property or interests in real property (other than leasehold interests), (ii) good, valid and subsisting leasehold title to the Acquired Company Assets constituting leased property and (iii) good, valid and subsisting title to all other Acquired Company Assets, in each case free and clear of all Liens, other than (a) the Liens listed on Schedule 7.11 hereto, (b) liens for Taxes not yet due and payable or being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with generally accepted accounting principles, (c) such imperfections of title, pledges, liens and encumbrances, if any, as do not materially detract from the value or interfere with the present or intended use of the properties of the Company or otherwise materially impair the Company's business or assets, and which do not secure obligations for borrowed money, judgments, indemnities, guaranties, bonds, surety arrangements, reimbursement obligations (including in connection with letters of credit) or the deferred portion of the purchase price of acquired property and (d) such other Liens as may be described in the commitments for title insurance to be delivered pursuant to Section 8.05 (the items set forth in clauses (a), (b) and (c) above, but not (d) above (unless acceptable to the Purchasers as evidenced by the Title Policy accepted by DRH), being referenced to herein as "Permitted Liens"). Mortgage has good, valid and subsisting title to the Acquired Mortgage Assets, free and clear of all Liens.

         Section 7.12 Permits.

                  (a) Generally. The Sellers possess, or can obtain in the ordinary course of business consistent with past practice, all material approvals, authorizations, certificates, consents, franchises, licenses, permits, rights, variances and waivers necessary for the lawful conduct of their respective businesses (collectively, the "Permits"). All such Permits are in full force and effect; no material violations have occurred and are pending or unresolved with respect thereto except as set forth on Schedule 7.12 hereto; and to the Knowledge of the Sellers or Fortress, there is no basis for any limitation, revocation or withdrawal thereof or any denial of any extension or renewal with respect thereto.

                  (b) Mortgage. Mortgage is an approved lender and is in good standing to make government insured or guaranteed loans administered under the Department of Housing and Urban Development through the Federal Housing Authority ("FHA") and the Veterans Administration ("VA"). Mortgage is in compliance, in all material respects, with all rules, regulations and guidelines applicable to the authorities granted Mortgage by FHA and VA. Mortgage is approved to sell mortgage loans to the Mortgage Agencies and the other parties to the Takeout/Placement Commitments. Mortgage is in good standing with the Mortgage Agencies and the other parties to the Takeout/Placement Commitments and is not in default, in any material respect, of any warranty made as part of the delivery of a mortgage loan to any Mortgage Agency or any other party to the Takeout/Placement Commitments. Mortgage has filed all required registrations, filings or submissions with any federal or state regulatory authority required to be filed by Mortgage to originate the Loan Applications. To the Knowledge of the Sellers and Fortress, all such filings are in compliance, in all material respects, with Applicable Law, and no material deficiencies have been asserted to Mortgage by any such authority with respect to such filings or submissions.

         Section 7.13 Compliance with Applicable Laws. Except as disclosed on
Schedule 7.13 hereto, the Sellers have complied, in all material respects, with all Applicable Laws in the conduct of their respective businesses. Except as disclosed on Schedule 7.13, no Legal Proceeding has been commenced or, to the Knowledge of the Sellers and Fortress, threatened against either Seller alleging a failure to so comply. Schedule 7.13 sets forth all material orders, decrees, judgments, awards and decisions of any court, governmental authority or arbitrator to which the Company or Mortgage-Jacksonville or their respective operations are subject. No action, decree, injunction, order, proceeding or writ by or before any governmental entity is existing, pending or, to the Knowledge of the Sellers and Fortress, threatened that would prohibit the Sellers from consummating the transactions contemplated hereby.

         Section 7.14 Absence of Unethical Business Practices. Neither of the Sellers nor, to the Knowledge of the Sellers and Fortress, any Affiliate thereof has directly or indirectly given or agreed to give any gift or similar benefit to any customer, subcontractor, supplier, government employee or other Person who was or is in a possible position to help or hinder such Seller, which gift or benefit (a) might subject such Seller to any material damages or penalties in any civil or criminal proceeding or (b) might have had, singly or in the aggregate, a Material Adverse Effect if not given or continued.

         Section 7.15 Owned Real Property. Schedule 1.01(a)(ii) hereto sets forth the legal description of each parcel of Real Property that the Company owns as of the date hereof. Schedule 7.15(a) sets forth the development status of each unit or phase of each residential project owned by the Company as of the date hereof, whether development of such unit or phase is being or was done by the Company (a "Development Project") or a third party developer (a "Lot Project"). With respect to each unit or phase of the Development Projects,
Schedule 7.15(a) also sets forth the number of residential lots projected to be yielded by such unit or phase (the "Projected Lot Yield"), the project costs paid to the date hereof, a copy of the current development budget and the projected schedule for completion of such unit or phase. Except as set forth in
Schedule 7.15(a), to the Knowledge of the Sellers and Fortress, there are no current matters affecting those units or phases of the Development Projects that do not constitute Finished Lots, which would prevent or prohibit the intended development, use or occupancy of such Real Property or which would cause the development budget to be materially exceeded or materially delay the completion of such unit or phase. Except as set forth on Schedule 7.15(b) (which sets forth, with respect to the unit or phase of the subdivision in which each such lot is situated, the status of completion of the public improvements, whether a bond to cover the unfinished public improvements has been posted with the applicable governmental authority and whether a final plat has been recorded), the Company has received "Subdivision Acceptance Letters" for each of the lots under the heading "Finished Lots" on Schedule 7.15(b), which Subdivision Acceptance Letters are in form and substance similar to those Subdivision Acceptance Letters received by the Company in the ordinary course of business consistent with past practices. Except as set forth on Schedule 7.15(c), with respect to each of the Finished Lots: (i) the appropriate governmental authority has accepted all public improvements within the phase or unit of the subdivision; (ii) building permits can be duly issued for all lots within such subdivision; (iii) certificates of occupancy can be duly issued upon completion of the improvements permitted to be constructed by any such building permits;
(iv) water and sewer are available for all lots within the subdivision upon the payment of legally required tap or other connection fees and charges; and (v) electric service is available upon compliance with the electric utilities normal and customary requirements.

         Section 7.16 Real Property Leases. Schedule 1.01(a)(v) hereto describes each agreement, contract, commitment, or lease pursuant to which the Company is the lessor or the lessee with respect to any real property (the "Leased Real Property") as of the date hereof. To the Knowledge of the Sellers and Fortress as to each Real Property Lease and the Mortgage Lease, no breach or event of default exists and no condition or event has occurred that with the giving of notice, the lapse of time, or both would constitute a breach or event of default, by a Seller or any other Person, except as set forth on Schedule 7.16 hereto.

         Section 7.17 Land and Lot Contracts. Under the heading "Land Contracts," Schedule 1.01(a)(iii) hereto lists all written and oral agreements, contracts and commitments to which the Company is a party or entered into on behalf thereof pursuant to which the Company is obligated to or has an option to purchase any developed or undeveloped real property (the "Land Contract Property") as of the date hereof. Schedule 1.01(a)(iii) also sets forth the legal description of each parcel of Land Contract Property or another description thereof sufficient to identify the Land Contract Property subject thereto. Schedule 7.17(a) sets forth the status of Sellers' diligence and projected closing date with respect to each Land Contract Property including title and survey or plat review and status of development, entitlement, zoning, concurrency and permitting. In addition, Schedule 7.17(b) hereto sets forth all letters of intent and similar proposals relating to the purchase of real property by the Company submitted, received or entered into by the Company as of the date hereof, which have not by the terms thereof expired or have not been terminated or which currently are under consideration by the Company.

         Section 7.18 Real Property Generally.

                  (a) Good and Marketable Title. The Company has good and marketable title in fee simple to the Owned Real Property, subject to the Liens referred to in Section 7.11. The Owned Real Property and the Land Contract Property (collectively, the "Real Property") constitute all the real property which the Company owns or has a right to acquire or in which it otherwise has an interest, except for the Leased Real Property. Except as set forth in Schedule 7.18(a), neither Fortress nor any of its Affiliates (other than the Company) owns or has a right to acquire or otherwise has an interest in any real property in the Jacksonville, Florida, metropolitan area.

                  (b) No Breach or Default. To the Knowledge of the Sellers and Fortress, except as set forth on Schedule 7.18(b) hereto, with respect to any written agreements, contracts, covenants, conditions, deeds, deeds of trust, rights-of-way, easements, mortgages, restrictions, and other documents granting to the Company title to or an interest in or otherwise affecting the Owned Real Property, no breach or event of default exists, and no condition or event has occurred that with the giving of notice, the lapse of time, or both would constitute a breach or event of default, by the Company or any other Person, except for such breach or event of default which would not have a Substantial Adverse Effect with respect to such property.

                  (c) No Condemnation. To the Knowledge of the Sellers and Fortress, except as set forth on Schedule 7.18(c) hereto, no condemnation, eminent domain or similar proceeding exists, is pending or is threatened with respect to, or that could reasonably be expected to affect, any Owned Real Property, Leased Real Property or Land Contract Property.

                  (d) Compliance with Laws. To the Knowledge of the Sellers and Fortress, except as set forth on Schedule 7.18(d) hereto, the subdivisions, buildings and improvements on the Owned Real Property and the Leased Real Property do not violate (i) any Applicable Law, including any building, set-back, or zoning or comprehensive planning law, ordinance, regulation, or statute, or other governmental restriction in the nature thereof, or (ii) any restrictive covenant affecting any such property, other than, in either case, violations that would not have, singly or in the aggregate, a Substantial Adverse Effect with respect to such property.

                  (e) Parties in Possession. To the Knowledge of the Sellers and Fortress, there are no parties in possession of any portion of the Owned Real Property as lessees, tenants at sufferance, or trespassers, except as set forth on Schedule 7.18(e) hereto.

                  (f) Site Obligations. To the Knowledge of the Sellers and Fortress, except as provided in the agreements listed on Schedule 1.01(a)(iii) hereto or as set forth on Schedule 7.18(f) hereto, no Owned Real Property is subject to any condition or obligation to any governmental entity or other Person requiring the owner or any transferee thereof to donate land, money or other property or to make off-site public improvements.

                  (g) Assessments. To the Knowledge of the Sellers and Fortress, all charges or assessments made against the owner or developer of the Owned Real Property or against the Owned Real Property or any lots included therein for installation of public improvements serving the subdivision, including those for construction of sewer lines, water lines, storm drainage systems, electric lines, natural gas lines, streets (including perimeter streets), roads and curbs, have been paid or are set forth on the March Balance Sheet or have been incurred since the date thereof in the ordinary course of the Company's business consistent with past practices.

                  (h) Subdivision Standards. To the Knowledge of the Sellers and Fortress, except as set forth on Schedule 7.15 hereto and other than as would not have a Substantial Adverse Effect with respect to such Owned Real Property, the Owned Real Property and all lots included therein conform or will conform to the appropriate governmental authority's subdivision standards (except for variances approved by the applicable governmental authority), and there is no material impediment to subdivision approval for any undeveloped portion thereof, such approval to allow development of such portion for construction and sale of homes which the Company currently anticipates building thereon.

                  (i) Moratoria. Except as set forth on Schedule 7.18(i) hereto, there is no moratorium applicable to any of the Owned Real Property on (i) the issuance of building permits for the construction of houses, or certificates of occupancy therefor, or (ii) the purchase of sewer or water taps.

                  (j) Construction Conditions. To the Knowledge of the Sellers and Fortress, except as set forth on Schedule 7.18 (j) hereto or in the budgets provided to Purchasers, each of the lots included in the Owned Real Property is stable and otherwise suitable for the construction of a residential structure by customary means and without extraordinary site preparation measures.

                  (k) Wetland and Other Matters. To the Knowledge of the Sellers and Fortress, except as set forth on Schedule 7.18(k) hereto, the Real Property is not located within a "critical", "preservation", "conservation" or similar type of area and does not contain wetlands that, in any case, would materially interfere with the development thereof in accordance with its official development plan and preliminary or final plat or materially increase development costs above those contemplated by the Company or delaying construction. To the Knowledge of the Sellers and Fortress, no portion of the Real Property is situated within a "noise cone" such that the FHA will not approve mortgages due to the noise level classification of such real property.

                  (l) Certain Prior Uses. To the Knowledge of the Sellers and Fortress, none of the Real Property has been used as a gravesite.

                  (m) Water Issues. To the Knowledge of the Sellers and Fortress, none of the development-site preparation and construction work performed on the Owned Real Property has concentrated or diverted surface water or percolating water improperly onto or from the Owned Real Property.

                  (n) Third Party Rights. Except as set forth on Schedule 7.18(n) hereto, the Company has not granted to any Person any contract or other right to the use of any portion of the Owned Real Property or to the furnishing or use of any facility or amenity on or relating to the Owned Real Property.

                  (o) Zoning. Except as set forth on Schedule 7.18(o) hereto, all of the Owned Real Property is zoned or located within an appropriate comprehensive planning district to permit either single-family home, townhouse or condominium construction and occupancy thereon.

                  (p) No Foreign Persons. Neither the Company nor Fortress is a "foreign person" within the meaning of Sections 1445 and 7701 of the Code.

                  (q) Surveys. The Company has delivered or made available to DRH a recorded plat on each parcel of Owned Real Property that has been finally platted, a preliminary plat on each parcel that has been preliminarily platted, and such surveys of the Owned Real Property that has been preliminary platted but not finally platted as the Company possesses.

         Section 7.19 Environmental Matters.

                  (a) No Violation of Environmental Laws. Except as set forth on Schedule 7.19 hereto or in environmental reports identified thereon, the Company is in compliance, in all material respects, with all Environmental Laws. Schedule 7.19 lists, and the

         Company has made available to the Purchasers true and complete copies of, all reports, studies and other materials which the Company or Fortress possesses or controls which pertain to the environmental condition of the current assets of the Company.

                  (b) No Liability. Except as described on Schedule 7.19 hereto or in environmental reports identified thereon, to the Knowledge of the Sellers and Fortress, neither the Company nor any asset thereof is subject to any material liability (absolute, contingent, or otherwise) or Lien in connection with any release or threatened release of any Material of Environmental Concern into the environment or subject to any reclamation or remediation requirements under any Environmental Laws.

                  (c) Not Named as a Potentially Responsible Party. To the Knowledge of the Sellers and Fortress, the Company has never received any notice or claim that it is or may be liable for investigation or remediation of Materials of Environmental Concern under any Environmental Laws.

                  (d) No Materials of Environmental Concern Incorporated into Any Acquired Assets. Except as described on Schedule 7.19 hereto or the environmental reports identified thereon, to the Knowledge of the Sellers and Fortress, no Materials of Environmental Concern were incorporated into any of the Acquired Assets prior to the acquisition thereof by the Company, and no Materials of Environmental Concern have been incorporated into any of the Acquired Company Assets following the acquisition thereof by the Company.

                  (e) No Materials of Environmental Concern on the Real Property. Except as described on Schedule 7.19 hereto or the environmental reports identified thereon, neither the Company nor, to the Knowledge of the Sellers and Fortress, any other Person has engaged in or permitted any activity upon the Real Property or the Leased Real Property, involving the discharge, disposal, dumping, generation, handling, manufacture, refining, release, treatment, deposit, production, storage or use of any Materials of Environmental Concern on, under, in, or about the Real Property or the Leased Real Property, or transported any Materials of Environmental Concern to, from, or across the Real Property or the Leased Real Property. To the Knowledge of the Sellers and Fortress, no Materials of Environmental Concern have migrated or threatened to migrate from any other properties, upon, about, or beneath the Real Property or the Leased Real Property, in either case following the acquisition of the Real Property or Leased Real Property by the Company.

                  (f)      No Storage Tanks. Except as described on Schedule
         7.19 hereto or the environmental reports identified thereon, to the Knowledge of the Sellers and Fortress, no underground storage or treatment tanks exist on or under the Real Property or the Leased Real Property.

                  (g) No Notices. Except as described on Schedule 7.19 hereto or the environmental reports identified thereon, none of the Company, any Affiliate thereof or, to the Knowledge of the Sellers and Fortress, any prior occupant, owner, tenant, or user of the Real Property or the Leased Real Property or any other Person has received any written notice or other written communication concerning (i) any violation or alleged or probable violation of any Environmental Laws or (ii) any alleged liability for environmental damages, in either case, in connection with the Real Property or the Leased Real Property. Except as described on Schedule 7.19 hereto or the environmental reports identified thereon, no citation, claim, directive, investigation, lawsuit, proceeding, or summons is existing, pending or, to the Knowledge of the Sellers and Fortress, threatened relating to the maintenance, operation, ownership, or use of the Real Property or the Leased Real Property, or relating to any alleged violation of any Environmental Laws by the Company or, to the Knowledge of the Sellers and Fortress, any other Person, or the suspected presence of any Materials of Environmental Concern in, on or under the Real Property or the Leased Real Property. Except as described on
         Schedule 7.19 or the environmental reports listed thereon, to the Knowledge of the Sellers and Fortress, no circumstance exists that would provide a basis for the institution or filing of any such citation, claim, directive, investigation, lawsuit, proceeding, or summons as described above, and no decree, injunction, judgment, or writ relating to any of the foregoing is outstanding.

                  (h) Permitted Use. Notwithstanding anything to the contrary in Section 7.19, the storage or use of minimal quantities of Materials of Environmental Concern on the Real Property or the Leased Real Property shall not be a breach of the representations and warranties in Section 7.19; provided that such materials are of a type and are used and stored only in a quantity normally used or stored in connection with the construction, development, occupancy or operation of residential developments, houses and related common facilities (including fuel, paint, cleaning fluids and supplies normally used in the construction, development, occupancy or operation of residential developments, houses, and related common facilities), and such materials are being and have been held, stored and used in compliance, in all material respects, with all Applicable Laws.

         Section 7.20 Material Contracts.

                  (a) Company Contracts. Under the appropriate subheading described below, Schedules 1.01(a)(iii) and (a)(vii) hereto list as of the date hereof all written and oral agreements, contracts, commitments, options, and leases to which the Company is a party:

                           (i) Home Contracts and Development Agreements. Pursuant to which the Company is obligated to construct or sell a residence or other building or improvement or which relates to the development of any real property or interest in real property, including any partnership or joint venture formed for such purpose;

                           (ii) Subcontractor Contracts. Pursuant to which any Person provides services to the Company in connection with the construction of homes, the development of real property or the construction of other projects, except those which are terminable by the Company without further liability on not more than 30 days' notice;

                           (iii) Supplier Contracts. Pursuant to which any Person provides products or materials to the Company or the Company is required to purchase products or materials in connection with the construction of homes or the development of real property, except those which are terminable by the Company without further liability on not more than 30 days' notice;

                           (iv) Personal Property Leases. Pursuant to which the Company is the lessor or the lessee of any personal property, or holds or operates any equipment, machinery, vehicle, or other tangible personal property owned by a third party and used in connection with the Company's business;

                           (v) Data Processing Contracts. Pursuant to which any Person provides computer or data processing services to the Company in connection with its accounting and financial records or otherwise;

                           (vii) Other Contracts. Other than as previously described in this Section 7.20 or in Sections 7.16 or 7.17, any (A) confidentiality, consulting, employment, non-compete, right of first refusal or first offer, and secrecy agreements and contracts, (B) indentures, loan or credit agreements, guarantees, letters of credit, or other agreements or instruments relating to the borrowing or lending of money or the extension of credit, together with any documents granting any Lien or other security therefor, (C) sales agency, broker, or finder contracts, (D) loan origination or customer referral agreements, (E) consulting, advisory, marketing, management and other service agreements, except those which are terminable by the Company without further liability on not more than 30 days' notice, (F) performance, completion, surety, or other bonds or performance guarantees, (G) indemnity agreements and warranty programs, (H) agreements between the Company and Fortress or any of its Affiliates, (I) agreements providing for the acquisition of a substantial portion of the assets of any Person (or any division thereof) or business or providing for the payment of any earnout or other contingent consideration in respect thereof, and (J) contracts, whether or not made in the ordinary course of business, that require an aggregate payment in any 12 month period in excess of $200,000.

                  (b) Mortgage Contracts. Schedule 1.01(b) sets forth as of April 30, 2001, all the Loan Applications and Takeout/Placement Commitments and correctly describes, in all material respects, as to the Loan Applications, the amount thereof, the deposits, fees and prepayments related thereto and the status thereof, including: (i) whether they have been pre-qualified, preliminarily approved or finally approved (whether by an automated approval program or by an individual), (ii) whether they are qualifying or non-qualifying for resale to a Mortgage Agency or any other party to a Takeout/Placement Commitment, (iii) whether the interest rates have been locked in with respect thereto and (iv) whether Mortgage-Jacksonville has a right or obligation to sell the mortgage loan (including the loan program or other arrangement through which sale is anticipated and the material terms of sale) or to transfer servicing rights. Schedule 7.20(b) hereto includes copies of the standard loan application forms and related disclosure and other documents used by Mortgage-Jacksonville in connection with its origination of mortgage loans.

         Section 7.21 Acquired Contracts, Etc., Generally.

                  (a) Valid and Binding. Each material Acquired Contract, Real Property Lease and Personal Property Lease is valid, binding, and in full force and effect. Except as set forth on Schedule 7.21(a) hereto, no material Acquired Contract, Real Property Lease or Personal Property Lease has been amended or supplemented in any way and, to the Knowledge of the Sellers and Fortress, no party thereto has assigned any of its rights or delegated any of its duties thereunder. True and complete copies of the Acquired Contracts, Real Property Leases and Personal Property Leases have been delivered to the Purchasers.

                  (b) No Breach or Default. Neither the Sellers or Fortress nor, to the Knowledge of Seller or Fortress, any other party to any material Acquired Contract, Real Property Lease or Personal Property Lease is in violation or breach of or default, in any material respect, under any such Acquired Contract, Real Property Lease or Personal Property Lease or with notice or lapse of time or both, would be in violation or breach of or default, in any material respect, under any such Acquired Contract, Real Property Lease or Personal Property Lease.

                  (c) No Amounts Owed. As of the Closing Date, neither of the Sellers will owe any amount (whether absolute, contingent, or otherwise) with respect to any Acquired Contract, Real Property Lease or Personal Property Lease, other than amounts required to be set forth on the March Balance Sheet in accordance with generally accepted accounting principles consistent with the principles historically applied by the Company or amounts incurred since the date thereof in the ordinary course of business consistent with past practices, the Acquired Contracts, Real Property Leases or Personal Property Leases and this Agreement, which amounts will have been properly included on the Final Balance Sheet to the extent required by generally accepted accounting principles applied on a basis consistent with such principles that the Company has previously used.

                  (d)      No Burdensome Contracts. Except as set forth on
         Schedule 7.21(d) hereto, no Acquired Contract, Real Property Lease or Personal Property Lease guarantees any obligation of another Person or provides any type of indemnification or restricts the ability of the Company or its Affiliates to compete, other than this Agreement.

                  (e) Loan Applications. The Loan Applications have been solicited and processed in the ordinary course of business consistent with past practice, including the application of credit criteria set forth on Schedule 7.21(e) hereto. The Loan Applications have also been solicited and processed in compliance, and the terms thereof comply, in all material respects, with Applicable Law, private mortgage insurance requirements, the requirements, guidelines and directives for origination of the Mortgage Agencies, the FHA, the VA and the other parties to the Takeout/Placement Commitments, including the Truth in Lending Act of 1969, Federal Reserve Regulation Z, the Equal Credit Opportunity Act, the Fair Credit Reporting Act, the Real Estate Settlement Procedures Act of 1974 (and Regulation X thereunder), the Flood Disaster Protection Act of 1973, the Fair Housing Act, the Home Mortgage Disclosure Act, the Financial Institutions Reform Recovery and Enforcement Act of 1989, and all Applicable Laws relating to usury, adjustable rates mortgages, negative amortization and graduated payment mortgages.

                  (f) Leases. Except as set forth on Schedule 7.21(f) hereto, the Sellers have paid all rental and other payments due under each material Personal Property Lease and Real Property Lease and the Mortgage Lease (collectively, the "Leases") in accordance with their respective terms. No indulgence, postponement, or waiver of any of the Sellers' material obligations under any such Lease has been granted by the lessor except as set forth on Schedule 7.21(g). The Company or Mortgage is in possession of all real property and personal property covered by the Leases. To the Knowledge of the Sellers and Fortress, the Company or Mortgage, as the case may be, possesses full right and power to occupy or possess, as the case may be, all of the buildings, equipment, machinery, real property, vehicles, and other tangible property covered by the Leases.

         Section 7.22 Accounts Receivable. The accounts and notes receivable reflected on the March Balance Sheet and all accounts and notes receivable of the Company arising since the date thereof, other than accounts and notes receivable collected since then in the ordinary course of business consistent with past practices and this Agreement, (a) arose from bona fide sales or contracting transactions by the Company in the ordinary course of business consistent with past practices, (b) represent bona fide indebtedness of the respective debtors, (c) are collectible in full in accordance with their terms at their recorded amounts in the ordinary course of business after the respective dates thereof, subject only to the reserve for bad debts set forth in the March Balance Sheet or the reserve for bad debts to be set forth on the Final Balance Sheet, and (d) except as set forth on Schedule 7.22 hereto, are not subject to any defense or offset.

         Section 7.23 Intellectual Property. Schedule 1.01(a)(iv) hereto sets forth a list of all the Intellectual Property owned or used by the Company.

                  (a) The Company (i) owns all right, title, and interest in its Intellectual Property, without any obligation to make any license, royalty, or other payment with respect thereto, including any license, royalty, or other payment resulting from any infringement of any third party rights, or (ii) has the right to use pursuant to license, sublicense, agreement, or permission all Intellectual Property necessary for the operation of the Company's business as presently conducted.

                  (b) (i) The Company has not interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property rights of any third parties, and (ii) to the Knowledge of Sellers and Fortress, the Company has not received any charge, complaint, claim, demand, or notice alleging any such interference, infringement, misappropriation, or violation (including any claim that the Company must license or refrain from using any Intellectual Property rights of any third party). To the Knowledge of Sellers and Fortress, no third party has interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property rights of the Company in any material respect.

                  (c) The Company is the owner of the Florida servicemark "Fortress Homes and Communities of Florida" (the "Company Name"). Except as set forth on Schedule 7.23(c), to the Knowledge of Sellers and Fortress, no other Person has the right to use the Company Name either in the identical form or in such near resemblance as to be likely, when applied to the goods or services of such Person, to cause confusion, to cause mistake, or to deceive.

                  (d) The Company has the right to use, without the payment of further compensation inconsistent with past practice, all housing plans, blueprints, elevation drawings, diagrams, and the like currently being used by the Company in the construction of homes.

         Section 7.24 Litigation and Claims. Except as described on Schedule
7.24 hereto and except for proceedings and claims in which only damages are sought not involving, individually or together with similar proceedings or claims, $15,000 or more in alleged damages, no Legal Proceeding is pending or, to the Knowledge of the Sellers and Fortress, threatened against or affecting
(a) the Company or (in connection with the businesses of the Sellers) Fortress,
(b) any Acquired Asset, (c) the business of the Company or Mortgage-Jacksonville, or (d) the execution, delivery, or performance of this Agreement or any agreement, certificate or other document to be delivered pursuant hereto by the Sellers or Fortress. Except as described on Schedule 7.24, to the Knowledge of the Sellers and Fortress, there are no acts, conditions, circumstances, events, or incidences that is likely to result in a Legal Proceeding that if adversely determined would have a Material Adverse Effect. Except as described in Schedule 7.24, and in Schedule 1.01(a)(iii) hereto, there is no material judgment or settlement agreement that a Seller has entered into or by which it is bound with respect to any administrative or judicial proceedings. No Legal Proceeding is reasonably expected to have, singly or in the aggregate, a Material Adverse Effect.

         Section 7.25 Insurance. All insurance policies in effect on the date hereof that provide any type of insurance coverage for the Company, including insurance coverage with respect to business casualties, business travel, errors and omissions, workers' compensation, extended coverage, fire, and general business liabilities are described on Schedule 7.25 hereto (collectively, the "Insurance Policies"), together with the premiums currently payable thereon and a description of the coverage limits and periods of coverage with respect thereto.

         Section 7.26 Customers. Except as disclosed on Schedule 7.26 hereto, during the last five years neither the Company, Mortgage-Jacksonville nor any Affiliate thereof has been involved in any material controversy with any group of similarly situated purchasers of residences or lots from the Company or any Affiliate thereof or borrowers of Mortgage-Jacksonville. During the last five years neither the Company or any Affiliate thereof has been involved in any material controversy as to an Acquired Company Contract or the construction work performed in connection therewith except as set forth on Schedule 7.26.

         Section 7.27 Subcontractors. Except as set forth on Schedule 7.27 hereto, neither the Company or any Affiliate thereof is involved in any controversy involving $30,000 or more with any subcontractors of the Company.
Schedule 7.27 lists all subcontractors to whom the Company paid more than $200,000 during the 12 months ended December 31, 2000.

         Section 7.28 Suppliers. Except as set forth on Schedule 7.28 hereto, neither the Company or any Affiliate thereof is involved in any controversy involving $30,000 or more with any of the suppliers of the business of the Company. Schedule 7.28 lists all suppliers from whom the Company purchased more than $200,000 during the 12 months ended December 31, 2000.

         Section 7.29 Warranty Obligations. Except as set forth on Schedule 7.29(a) hereto, the Company does not have any warranty claims that will exceed the amounts reserved therefor on the March Balance Sheet. Except as set forth on
Schedule 7.29(b) hereto, no product constructed, manufactured, sold, leased or delivered by the Company is subject to any guaranty, warranty, or other indemnity beyond the applicable standard terms and conditions of the Company's sale, lease or construction contracts. Schedule 7.29(b) includes copies of the standard terms and conditions of construction contract, sale contracts and leases of the Company containing applicable guaranty, warranty, and indemnity provisions. To the Knowledge of the Sellers and Fortress, no events have occurred or facts exist that could result in a material increase in any future expense related to the guaranty, warranty, and indemnity obligations of the Company described on Schedule 7.29(a), except as described on such schedule. The Company does not have any undisclosed material liability (and, to the Knowledge of Sellers and Fortress, there is no basis for any present or future material action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against the Company giving rise to any liability) arising out of any injury to individuals or property as a result of the ownership, possession, construction, or use of any product sold, leased, constructed or delivered by the Company except as described in Schedule 7.29(a).

         Section 7.30 Taxes. Except as provided in Schedule 7.30 hereto:

                  (a) Tax Returns. The Company has or will have duly filed when due, including any extensions, all material Tax reports and returns required to be filed for any period prior to the Closing Date in connection with its assets, business, and employees, and has or will have timely paid and discharged all Tax obligations shown thereon. Such Tax reports and returns are accurate, correct, and complete in all material respects.

                  (b) No Notices. Neither the Company nor Fortress has received any notice of any proposed or outstanding material Tax deficiency against or allocable to the Company or as to which the Company has any liability, and the Company has not executed or consented to any extension agreement or waiver of any statute of limitations with respect to the assessment or collection of any material Tax.

                  (c) No Tax Liens. No Tax Liens exist with respect to any Acquired Asset except for Liens for Taxes not yet due and payable or being contested in good faith by appropriate proceedings.

                  (d) Additional Jurisdictions. No claim is being made by an authority in a jurisdiction where the Company does not file a return that it is or may be subject to Taxation by that jurisdiction.

                  (e) Copies of Returns, etc. The Company has made available to the Purchasers correct and complete copies of all material Tax returns filed by the Company and all examination reports and statements of deficiencies with respect thereto assessed against or agreed to by the Company for the last three years.

                  Section 7.31 Employees. The Purchasers have been provided with a list that, to the Knowledge of Sellers and Fortress, accurately represents the names of all employees as of the date hereof (including those on leave of absence or layoff status) of the Company or Mortgage-Jacksonville, their job title, employment date, and their current aggregate annual cash compensation showing the components thereof. To the Knowledge of the Sellers and Fortress, no executive, key employee, or significant group of employees plans to terminate employment with the Company during the next 12 months. Schedule 7.31 sets forth a list of each management or employment contract or contract for personal services between the Company, Mortgage-Jacksonville or any Affiliate thereof and any officer, consultant, employee, or agent of the Company or Mortgage-Jacksonville.

         Section 7.32 Employee Benefit Plans and Related Matters.

                  (a) Employee Benefit Plans and Similar Arrangements. Neither the Company, Mortgage nor any ERISA Affiliate thereof has incurred any material liability under Title IV of ERISA.

                  (b) Qualified Plans. The Fortress 401(k) Plan is the only pension and retirement plan sponsored or maintained by Fortress or any ERISA Affiliate thereof for the employees of the Sellers.

         Section 7.33 Labor Relations; Compliance. Neither the Company, Mortgage nor Fortress is currently a party to any collective bargaining or other labor contract affecting the business of the Company or Mortgage-Jacksonville, as the case may be, except as set forth on Schedule 7.33 hereto. There is not presently pending or existing, and to the Knowledge of the Sellers and Fortress, there is not threatened or contemplated any attempts to organize for collective bargaining purposes any of employees engaged in the business of the Company. Since January 1, 1998, there has been no work stoppage, strike or other concerted action by the employees of the Sellers which materially adversely affected the respective businesses of the Sellers, nor to the Knowledge of the Sellers and Fortress are any such events threatened or contemplated.

         Section 7.34 Homeowner Associations. Schedule 7.34 hereto sets forth all homeowner associations (the "Homeowner Associations") in which the Company has declarant rights with respect to the Real Property as of the date hereof. Except as described on Schedule 7.34, all restrictive covenants and other documents used by the Company in connection with the creation and operation of the Homeowner Associations comply in all material respects with Applicable Laws, and all disclosures and deliveries of information and documents required by Applicable Laws as to such Homeowner Associations and their creation and operation have been complied with in all material respects. Schedule 7.34 contains a schedule of all amounts owing between the Homeowners Associations and the Company. To the Knowledge of the Sellers and Fortress, each Homeowner Association as to which the Company is the declarant, when operated by the Company, was or has been operated in accordance with Applicable Laws.

         Section 7.35 Bank Accounts. Schedule 7.35 hereto describes each bank, money market, mutual fund or similar account that the Company maintains at any financial or other institution, including any lock box arrangements or safe deposit boxes. Schedule 7.35 also describes all individuals authorized to draw upon such accounts or have access to such safe deposit boxes.


                                 VIII. COVENANTS

         Section 8.01 Access to Information. From the date hereof through the Closing Date, the Sellers and Fortress shall provide Horton and the Purchasers and their employees, advisors and other representatives with full access, upon reasonable prior notice, to the Acquired Assets and the business of the Company and Mortgage-Jacksonville, including the books and records of the Company and Mortgage-Jacksonville, but only to the extent that such access does not unreasonably interfere with the operations of the Sellers. During such period the Sellers and Fortress shall cause their respective officers, employees, and advisors to furnish promptly to Horton and the Purchasers such financial and operating information concerning the Company, including copies of any requested documents, and to be available to discuss such information as Horton or the Purchasers may reasonably request. The Sellers and Fortress shall, and shall cause their officers and employees to, cooperate fully with, and they shall request their public accountants and outside legal counsel to cooperate fully with, the Purchasers and to make a full and complete disclosure to the Purchasers of all material facts regarding the assets, liabilities, financial condition, business, operations and prospects of the Sellers.

         Section 8.02 Operation Pending the Closing. From the date hereof through the Closing Date, the Sellers shall:

                  (a) Operate the Business in the Ordinary Course. Operate the business of the Company and Mortgage-Jacksonville in the ordinary course of business consistent with past practices and this Agreement and in compliance, in all material respects, with all Applicable Laws;

                  (b) Maintain Goodwill. Use its commercially reasonable efforts to preserve intact the business of the Company and Mortgage-Jacksonville and the goodwill of their customers, employees, agents, subcontractors, suppliers, and any other Persons having business relations with them;

                  (c) Maintain Assets. Maintain in good order and repair the tangible Acquired Assets subject to ordinary wear and tear;

                  (d) Insurance Coverage. Continue in effect all Insurance Policies; and

                  (e) Representations and Warranties. Use its commercially reasonable efforts to operate and maintain the Acquired Assets and the businesses of the Company and Mortgage-Jacksonville in such a manner so that the representations and warranties of the Sellers and Fortress contained herein shall continue to be true and correct at all times prior to the Closing Date as if made on and as of such times.

         Section 8.03 Changes to the Information Disclosed on the Schedules. From the date hereof through the Closing Date, the Sellers shall promptly notify the Purchasers of:

                  (a) Information on the Schedules. Any changes to the information disclosed on any schedule hereto, including changes occurring after the date hereof (although such disclosure shall not in any way amend or supplement any schedule); and

                  (b) Representations and Warranties. Any condition, circumstance, fact, or other information that may cause the representations and warranties of the Sellers or Fortress contained herein to be incomplete or untrue at any time prior to the Closing Date as if made on and as of any such time or cause the Company or Fortress to be unable to perform their respective covenants contained herein required to be performed on or before the Closing Date.

         Section 8.04 Satisfaction of the Closing Conditions. The Sellers and Fortress shall use their commercially reasonable efforts to cause the Purchaser Conditions to be satisfied as promptly as possible. The Purchasers shall use their commercially reasonable efforts to cause the Company Conditions to be satisfied as promptly as possible.

         Section 8.05 Title Policy. Prior to the Closing Date, the Company shall provide DRH with commitments for title insurance from a title insurance company acceptable to DRH (the "Title Company") for each parcel of Real Property for DRH to review, together with copies of all documents and exceptions listed thereon. The Company acknowledges that DRH has the right to object to the Liens (other than the Liens described in clauses (a), (b) and (c) of Section 7.11), exceptions and other matters set forth in such commitments notwithstanding the representations and warranties set forth in Section 7.11. At the Closing, for each parcel of Real Property, the Company shall cause to be delivered to DRH, the cost and expense of which shall be borne by the Company, an Owner's Policy of Title Insurance or endorsements to existing policies or a binding commitment by the Title Company to issue an Owner's Policy of Title Insurance with an effective date as of the Closing Date (each such policy and endorsement, together with reinsurance, may be referred to as a "Title Policy") naming DRH as the insured. The Title Policy shall only be subject to (a) ad valorem and real property Taxes not yet due and payable, (b) Liens permitted pursuant to clauses (a), (b) and
(c) of Section 7.11, and (c) such other matters as are acceptable to the Purchasers in the Purchasers' sole discretion; provided, however, that the Title Policy will not be subject to any subsequent assessments for the current or prior Tax periods. The Title Policy shall be issued by the Title Company in an amount equal to the fair market value of such Real Property, but in no event less than the amount allocated thereto on Schedule 2.03 hereto, together with reinsurance in amounts, with Persons and on terms acceptable to DRH, and shall contain an endorsement that excludes any exception, condition or exclusion from coverage for creditors' rights and such further endorsements as DRH shall reasonably request.

         Section 8.06 Surveys. Prior to the Closing Date, the Company shall deliver, at the cost and expense of the Company, all of the surveys in its possession for the Owned Real Property and Land Contract Property, other than Real Property that has been finally platted (the "Surveys").

         Section 8.07 Environmental Studies. Prior to the Closing Date, DRH may engage, at its sole cost and expense, one or more environmental consulting firms (the "Environmental Consultants") to investigate, analyze, and report on any possible violation of Environmental Laws or the possible existence, handling, generation, processing, refining, manufacture, treatment, storage, use, release, discharge, disposal, dumping or migration (whether legal or illegal, accidental or intentional) of any Materials of Environmental Concern on, to, from or otherwise relating to any Real Property, Leased Real Property, any other real property that the Company acquires or possesses the right to acquire and any other real property in the vicinity of such real property. The Company shall cooperate with the Environmental Consultants in connection with its investigation, and shall permit the Environmental Consultants to perform such tests upon such real property as the Environmental Consultants deem appropriate; provided that such Environmental Consultants may not perform intrusive or destructive testing without prior written consent (not unreasonably withheld or delayed), which consent may be subject to reasonable terms, conditions, limitations and indemnifications appropriate for the extent of testing. DRH shall use its commercially reasonable efforts to cause the Environmental Consultants to deliver their reports (the "Environmental Reports") to DRH prior to the Closing Date. DRH shall deliver to the Company copies of the final written reports of the Environmental Consultants when received. DRH shall indemnify and hold harmless the Company and its Affiliates, officers, directors, employees and agents from and against any and all Losses suffered or incurred with respect to personal injury or property damage arising out of or in connection with the investigation, including any site visit and testing by DRH, the Environmental Consultants or DRH's representatives and resulting from an act or omission of DRH, the Environmental Consultants or DRH's other representatives in the course of any on-site environmental diligence inspections; provided that DRH shall not be obligated to provide indemnity under this Section 8.07 to the extent the Loss resulted from the negligence of the Company or its representatives.

         Section 8.08 Employees. DRH and CHM shall offer employment to all employees of the Company and Mortgage-Jacksonville, respectively, on terms and conditions acceptable to the Purchasers; provided that, subject to Section 8.10(b), employee benefits shall not be less favorable than those provided to employees having comparable positions with the Purchasers or other Affiliates of Horton. The Sellers shall pay any severance payments or rights, if required, in respect of any employees who do not become employees of the Purchasers on the Closing Date. During the period beginning on the date hereof and ending on the Closing Date, the Sellers shall assist the Purchasers in interviewing the employees of the Company and Mortgage-Jacksonville. With respect to any such employee who has an employment agreement with the Company, the Company shall use commercially reasonable efforts to cause the terms of such employment agreement to be amended, so that such terms are mutually acceptable to DRH and such employee and DRH may assume such employment agreement. The Sellers shall be solely responsible for any notice or other requirements or liabilities relating to the transactions contemplated hereby (a) under the Worker Adjustment and Retraining Notification Act or similar state law with respect to employees of the Sellers who do not become employees of the Purchasers on the Closing Date and (b) except as quantified in the Final Balance Sheet, under any Employee Plans.

         Section 8.09 COBRA. The Sellers shall be responsible for the health care continuation coverage provisions of COBRA with respect to any employee of the Company or Mortgage-Jacksonville, respectively, who does not accept employment by the Purchasers and who is or becomes a qualified beneficiary under COBRA prior to, as of or concurrent with the Closing Date, with respect to any healthcare plan sponsored or maintained by a Seller or Fortress. Except to the extent quantified on the Final Balance Sheet, the Sellers shall remain liable with respect to any retiree medical obligations that exist as of the Closing Date and concern the employees of the Sellers.

         Section 8.10 Other Benefit Matters.

                  (a) Eligibility for Purchaser Plans. The Purchasers shall cause the employees of the Sellers who accept employment with the Purchasers to be eligible to participate in all of the benefit plans, programs and policies sponsored by the Purchasers for the benefit of their respective employees generally, to the extent they would otherwise be eligible under such plans, at the same benefit levels as are generally applicable to other similarly situated employees of the Purchasers. Such plans, programs, and policies are set forth in Purchasers' employee handbooks, copies of which have been made available to the Sellers. The Purchasers are subsidiary corporations and participating employers for the purposes of the D.R. Horton, Inc. Stock Purchase Plan of 1999.

                  (b) Recognition of Company Service. The Purchasers shall cause the employees of the Sellers who accept employment with the Purchasers to receive credit for all of their service prior to the Closing Date with the Sellers under all employee benefit plans, programs, and policies sponsored by the Purchasers for the benefit of employees generally (but not for benefit accrual purposes or early retirement subsidies, and not for vesting under the D.R. Horton Stock Tenure Plan). Except as otherwise herein provided, such prior service shall be credited for both eligibility and vesting purposes, and for purposes of any benefit schedule based on service (e.g. for vacation pay, sick days and personal days).

                  (c) Immediate Participation. The Purchasers shall cause the employees of the Sellers who accept employment with Purchasers who have satisfied any applicable service requirements (taking into account past service credited under paragraph (b) above) to commence participation in Horton's 401(k) Plan within 30 days after the Closing Date. The Purchasers shall also cause all employees of the Sellers who accept employment with the Purchasers (and their eligible dependents) and who are in an eligible employment category to be eligible for coverage under Purchasers' group health care plan, group term life insurance plan, and group long-term disability plan without interruption of coverage and shall waive all pre-existing conditions, restrictions, and limitation for any medical condition thereof at or prior to the Closing, except to the extent coverage of such medical condition would be limited under the Sellers plan applicable to the affected employee (or eligible dependent) at or prior to the Closing Date.

                  (d) Fortress 401(k) Plan. Fortress shall, with respect to all employees who are participants in The Fortress Group, Inc. 401(k) Profit Sharing Plan (the "Fortress 401(k) Plan"), contribute and allocate to the accounts of such participants all employer contributions (including matching contributions with respect to all employee contributions and salary deferrals) for the portion of the current plan year ending on the Closing Date that would otherwise have been made to the Fortress 401(k) Plan for the current 2001 plan year but for the transactions contemplated hereby, without regard to any year of service or last day of year active participant requirements. Fortress shall cause the accounts of all participants in the Fortress 401(k) Plan to be fully vested as of the Closing Date.

         Section 8.11 Warranty or Other Work. DRH shall use its commercially reasonable efforts to perform warranty work in respect of the customer and site development warranty obligations retained by the Company pursuant to Section 1.05, to the extent contemplated by this Section 8.11. Warranty work under the Company's standard one-year customer warranty shall be undertaken in each case that such work is required by the applicable warranty if (a) the Company requests such work or (b) as to any warranty work to be performed after the amount of the customer warranty reserve set forth on the Final Balance Sheet has been exceeded, DRH provides prior notice to the Company that it has identified required work so that the parties may discuss in advance any disagreement as to whether the work is required. The Company shall pay DRH for the materials, labor and other work performed or to be performed by third parties with respect to all such work at DRH's costs therefor to the extent the aggregate amount thereof exceeds the amount of the customer warranty reserve set forth on the Final Balance Sheet. The Company and DRH shall keep each other reasonably informed as to any customer warranty claims subject to this Section 8.11. The Company shall promptly submit any customer warranty claims that are covered by insurance or another warranty program to the insurance company or other Person obligated to pay or otherwise perform with respect to such claims. The Company shall cause DRH and Horton to be named as additional insureds with respect thereto on or before the Closing Date.

         Section 8.12 No Public Announcement. The parties hereto shall not issue any press release or make any public statement concerning this Agreement or the transactions contemplated hereby without obtaining the prior consent of the other parties hereto, which consent shall not be unreasonably withheld or delayed; provided that upon the execution of this Agreement, Fortress and Horton shall be entitled to issue such press releases or make any public statements concerning this Agreement or the transactions contemplated hereby required or advisable under applicable securities laws or the rules of any exchange or system on which any securities of Fortress or Horton are traded.

         Section 8.13 Use of Names. Through December 31, 2001, the Purchasers may continue to use existing supplies of forms, applications, brochures, signage and advertising of the Sellers, together with all trade names, trademarks, service marks, logos and the like thereon and the URL "www.fortresshomes.com" so as to permit an orderly transition to DRH's operations.

         Section 8.14 Successor Status for Payroll Tax Purposes. The Sellers and the Purchasers agree that from and after the Closing each shall file all forms, including Forms W-2, W-3, 940 and 941, and take all additional actions necessary to permit the Purchasers to obtain successor status under all applicable Federal and state payroll tax reporting requirements.

         Section 8.15 Access. For a period of five years after the Closing Date, the Purchasers shall permit the Sellers, Fortress and its Affiliates, and their employees, advisors and other representatives, reasonable access to the books and records of the Purchasers for the period prior to the Closing Date to permit the preparation of Tax returns and the resolution of any Tax matters raised by any Taxing authority. All information so obtained shall be subject to the Non-Disclosure Obligation.

         Section 8.16 Insurance. Fortress shall continue to list or cause to be listed the Company and Mortgage as named insureds under each Insurance Policy and any insurance policies of Fortress and its Affiliates that provide coverage for matters similar to the matters covered thereby. In addition, Fortress shall cause the Purchasers and Horton to be named as additional insureds under all such policies insofar as they relate to the Acquired Assets or the operations of the Sellers prior to the Closing Date, which policies shall include completed operations coverage and waivers of transfer of rights of recovery in favor of the Purchasers and Horton.

                IX. NON-COMPETITION AND NON-DISCLOSURE COVENANTS

         Section 9.01 Covenant Not to Compete.

                  (a) Company Business. The Company and Fortress, jointly and severally, covenant and agree that during the Non-Compete Period neither of them will directly or indirectly:

                           (i) Engage in Home Building Activities. Own, manage, operate, engage in, serve as an advisor or consultant for, control, or otherwise participate in any of the following activities: (i) the construction or sale of single-family or multi-family residences, (ii) the development of real property for use as lots for residential construction, or (iii) any activities ancillary or related to the foregoing activities (collectively, "Building Activities"), or be involved as a stockholder, partner, member, guarantor, or other holder of an interest in any Person engaging in any such activities, in each case in the State of Florida within 100 miles of any county in which the Company currently operates;

                           (ii) Solicit Employees. Solicit to employ or employ any employee of DRH, Horton or any Affiliate thereof while such Person is employed by any of them; provided that the foregoing shall not prohibit general solicitations of employment not specifically directed towards such employees;

                           (iii) Interfere with Relationships. Cause or attempt to cause any of the Company's clients, customers or suppliers to terminate or materially reduce its business with the Company, DRH or any of its Affiliates.

                  (b) Mortgage Business. Mortgage and Fortress, jointly and severally, covenant and agree that during the Non-Compete Period neither of them will directly or indirectly:

                           (i) Engage in Mortgage Activities. Own, manage, operate, engage in, serve as an advisor or consultant for, control, or otherwise participate in the business of the origination of mortgage loans (collectively, "Mortgage Activities"), or be involved as a stockholder, partner, member, guarantor, or other holder of an interest in any Person engaging in any such activities, in each case in the State of Florida within 100 miles of any county in which property is located for which Mortgage-Jacksonville has originated mortgage loans within the last two years or in which Mortgage-Jacksonville operates at the Closing Date; and

                           (ii) Solicit Employees. Solicit to employ or employ any employee of Mortgage-Jacksonville while such Person is employed by

                  CHM, Horton or any Affiliate thereof; provided that the foregoing shall not prohibit general solicitations of employment not specifically directed towards such employees.

         Section 9.02 Non-Compete Period. The term "Non-Compete Period" applicable to the provisions of Section 9.01 (the "Covenant Not to Compete") shall mean the period beginning on the Closing Date and ending on the fifth anniversary of the Closing Date. Notwithstanding anything to the contrary in this Article IX, nothing will prevent Fortress during the Non-Compete Period from considering or entering into a merger transaction or other business combination or being purchased by an entity which engages in the Building Activities or Mortgage Activities in the State of Florida, except that such entity may not use the name "Fortress" or any variation thereof or the house plans included in the Acquired Assets in the geographic area described in
Section 9.01(a)(i) and that the provisions of Sections 9.01(a)(ii), 9.01(a)(iii) and 9.01(b)(ii) shall remain binding obligations of Fortress and such entity.

         Section 9.03 Indirect Competition; Certain Exclusions.

                  (a) Indirect Competition. For purposes of this Agreement, the Company, Mortgage or Fortress shall be deemed to be in default of its obligations under Section 9.01 if it or any of its Affiliates owns any beneficial interest in any Person who engages in Building Activities or Mortgage Activities, as the case may be, at any location described in Section 9.01.

                  (b)      Certain Exclusions. Notwithstanding the provisions of
         Section 9.03(a), the following shall not constitute a violation of the Covenant Not to Compete: (i) the ownership of securities of any Person traded on any national exchange or market representing not more than 5% of the issued and outstanding amount of such securities and (ii) the sale of the homes currently under construction and the lots located at Danforth Lot 184 and Ridaught Landing Unit 3, Lots 100, 74, 74A, 75, 75A.

         Section 9.04 No Disclosure of Confidential Information. The Sellers and Fortress covenant and agree that after the date hereof none of them will disclose any confidential or proprietary information concerning the Acquired Assets or the businesses of the Sellers, which parties agree shall include any trade secret, processes, computer information systems, plans, checklists, documents, pricing information, cost and expense data, customer lists or information pertaining to customers, financial information and marketing data, whether such information is embodied in writing or other physical form or in the memory of employees of the Sellers or Fortress (the "Confidential Information"). The obligations of the Sellers and Fortress under this Section 9.04 (the "Non-Disclosure Obligation"), however, shall not preclude the Sellers or Fortress from:

                  (a) Advisors. Disclosing information to its accountants, lawyers, and other professional advisors, provided that it shall be deemed to have breached this Section 9.04 if any such accountant, lawyer, or other professional advisor discloses such information to any other Person except as permitted or required in Section 9.04(b), (c) or
         (d);

                  (b) Public Information. Disclosing information generally available to the public other than by breach of this Section 9.04;

                  (c) Required by Law. Disclosing information required by law or court order after promptly notifying the Purchasers of the requirement to disclose such information and permitting the Purchasers a reasonable period to obtain a protective order to prevent such disclosure; or

                  (d) Tax Returns. Disclosing information required in any Tax report or return.

         Section 9.05 Reasonableness. The Sellers and Fortress acknowledge that the terms of the Covenant Not to Compete and the Non-Disclosure Obligation are reasonable in all respects and necessary to permit the Purchasers to realize the benefits of the acquisition of the Acquired Assets.

         Section 9.06 Judicial Enforcement. Any threatened or actual breach or violation of the Covenant Not to Compete or the Non-Disclosure Obligation shall entitle DRH to an injunction restraining any further or continued breach or violation. Such right to an injunction shall be in addition to and cumulative of (and not in lieu of) any other remedies to which either Purchaser is entitled because of such breach or violation. If a court of competent jurisdiction determines that the Covenant Not to Compete or the Non-Disclosure Obligation is partially or wholly inoperative, invalid, or unenforceable in a particular case because of its duration, geographical scope, restricted activity, or any other parameter, such court shall reform such duration, geographical scope, restricted activity, or other parameter with respect to such case to permit enforcement of such reformed Covenant Not to Compete or reformed Non-Disclosure Obligation to the greatest extent allowable.


                               X. INDEMNIFICATION

         Section 10.01 Indemnification Regarding Company Matters. The Company and Fortress, jointly and severally, shall indemnify and hold the Purchasers, Horton and their Affiliates, agents, employees, directors, officers and stockholders (collectively, the "Purchaser Indemnitees") harmless from any and all Losses suffered or incurred by any of them directly or indirectly from or with respect to:

                  (a) Breaches. Any breach of any representation or warranty of the Company contained in this Agreement (other than Sections 7.19 and 7.30) or any agreement, certificate, instrument or other document delivered at or in connection with the Closing;

                  (b) Failure to Perform. Any failure duly to perform or observe, or other breach of, any covenant or agreement to be performed or observed by the Company pursuant to this Agreement or any agreement or instrument delivered at the Closing;

                  (c) Taxes. (i) Any Tax imposed upon or in respect of the Company, any Acquired Company Asset, the business of the Company, or the act of transferring the

         Acquired Company Assets to DRH pursuant hereto; or (ii) any breach of any representation or warranty contained in Section 7.30;

                  (d) Environmental Matters. (i) Any breach of any representation or warranty contained in Section 7.19, (ii) any actual or alleged failure, on or before the Closing Date, of the Company to comply with any Environmental Laws as they were in effect at any time on or prior to the Closing Date or (iii) in each case, whether legal or illegal, any handling, manufacturing, treatment, storage, use, generation, release, discharge, refining, transportation, dumping or disposal of any Materials of Environmental Concern by the Company, or by any other Person (if contractually assumed by the Company), on or prior to the Closing Date, except that the Company and Fortress shall have no obligation for violations, remediation obligations or other matters identified by the Environmental Consultants in the Environmental Reports or in the other environmental reports listed on
         Schedule 7.19(a) hereto to the extent such identified matters relate to the Real Property or the Leased Real Property; and

                  (e) Other Liabilities. Any Expressly Retained Liabilities (other than those set forth in clause (c) or (d) above).

         Section 10.02 Indemnification Regarding Mortgage Matters. Mortgage and Fortress, jointly and severally, shall indemnify, defend, reimburse, and hold the Purchaser Indemnitees harmless from any and all Losses suffered or incurred by any of them directly or indirectly from or with respect to:

                  (a) Breaches. Any breach of any representation or warranty of Mortgage contained in this Agreement or any agreement, certificate, instrument or other document delivered at or in connection with the Closing;

                  (b) Failure to Perform. Any failure duly to perform or observe, or other breach of, any covenant or agreement to be performed or observed by Mortgage pursuant to this Agreement or any agreement or instrument delivered at the Closing;

                  (c) Taxes. Any Tax imposed upon or in respect of Mortgage, any Acquired Mortgage Asset, the business of Mortgage-Jacksonville, or the act of transferring the Acquired Mortgage Assets to CHM pursuant hereto; and

                  (d) Obligations Not Assumed. Any Other Expressly Retained Liabilities.

         Section 10.03 Indemnification Regarding Fortress Matters. Fortress shall indemnify and hold the Purchaser Indemnitees harmless from any and all Losses suffered or incurred by any of them directly or indirectly from or with respect to:

                  (a) Breaches. Any breach of any representation or warranty of Fortress contained in this Agreement or any agreement, certificate, instrument or other document delivered at or in connection with the Closing;

                  (b) Failure to Perform. Any failure duly to perform or observe, or other breach of, any covenant or agreement to be performed or observed by Fortress pursuant to this Agreement or any agreement or instrument delivered at the Closing; and

                  (c) Taxes. (i) Any Tax imposed upon or in respect of Fortress or any Affiliate thereof.

         Section 10.04 Indemnification of the Sellers and Fortress. Horton and the Purchasers, jointly and severally, shall indemnify and hold the Sellers and Fortress and their Affiliates, agents, employees, directors, officers and shareholders (the "Seller Indemnitees") harmless from any and all Losses suffered or incurred by any of them directly or indirectly from or with respect to:

                  (a) Breaches. Any breach of any representation or warranty of Horton or the Purchasers contained in this Agreement or any agreement, certificate, instrument or other document delivered at or in connection with Closing;

                  (b) Failure to Perform. Any failure duly to perform or observe, or other breach of, any covenant or agreement to be performed or observed by Horton or the Purchasers pursuant to this Agreement or any agreement or instrument delivered at the Closing; and

                  (c)      Assumed Liabilities. Any Assumed Liabilities.

         Section 10.05 Indemnification Procedures. All claims for indemnification under this Agreement shall be asserted and resolved as follows:

                  (a) Notification. A party claiming indemnification under this Agreement (an "Indemnified Party") shall promptly (i) notify the party from whom indemnification is sought (the "Indemnifying Party") of any third-party claim or claims asserted against the Indemnified Party ("Third Party Claim") which could give rise to a right of indemnification under this Agreement and (ii) transmit to the Indemnifying Party a written notice ("Claim Notice") describing in reasonable detail the nature of the Third Party Claim, a copy of all papers served with respect to such claim (if any), and the basis of the Indemnified Party's request for indemnification under this Agreement. Within 30 days after receipt of any Claim Notice (the "Election Period"), the Indemnifying Party shall notify the Indemnified Party (i) whether the Indemnifying Party disputes its potential liability to the Indemnified Party under this Article X with respect to such Third Party Claim and (ii) whether the Indemnifying Party desires, at the sole cost and expense of the Indemnifying Party, to defend the Indemnified Party against such Third Party Claim.

                  (b) Participation of the Indemnifying Party. If the Indemnifying Party notifies the Indemnified Party within the Election Period that the Indemnifying Party elects to assume the defense of the Third Party Claim, then the Indemnifying Party shall have the right to defend, at it sole cost and expense, such Third Party Claim by all appropriate proceedings, which proceedings shall be prosecuted diligently by the Indemnifying Party to a final conclusion or settled at the discretion of the Indemnifying Party in accordance with this
         Section 10.05(b). The Indemnifying Party shall have full control of such defense and proceedings, including any compromise or settlement thereof, but shall consult in good faith with the Indemnified Party before entering into any compromise or settlement (provided that the Indemnifying Party pays the full amount thereof and obtains a full release of the Indemnified Party), and may not enter into any settlement that may adversely affect the Acquired Assets or the business of the Purchasers at any time after the Closing Date without the prior written consent of the Purchasers. The Indemnified Party may participate in, but not control, any defense or settlement of any Third Party Claim controlled by the Indemnifying Party pursuant to this
         Section 10.05(b), and shall bear its own costs and expenses with respect to such participation.

                  (c) Participation of the Indemnified Party. If the Indemnifying Party fails to notify the Indemnified Party within the Election Period that the Indemnifying Party elects to defend the Indemnified Party pursuant to Section 10.05(b), or if the Indemnifying Party elects to defend the Indemnified Party pursuant to Section 10.05(b) but fails to prosecute or settle the Third Party Claim diligently, then the Indemnified Party may notify the Indemnifying Party that the Indemnified Party elects to assume the defense of the Third Party Claim. The Indemnified Party shall then have the right to defend, at the sole cost and expense of the Indemnifying Party, the Third Party Claim by all appropriate proceedings, which proceedings shall be promptly and vigorously prosecuted by the Indemnified Party to a final conclusion or settled. The Indemnified Party shall have full control of such defense and proceedings. Notwithstanding the foregoing, if the Indemnifying Party has delivered a written notice to the Indemnified Party to the effect that the Indemnifying Party disputes its potential liability to the Indemnified Party under this Article X and if such dispute is resolved in favor of the Indemnifying Party by final, nonappealable order of a court of competent jurisdiction or by settlement or other binding non-judicial procedure, the Indemnifying Party shall not be required to bear the costs and expenses of the Indemnified Party's defense pursuant to this Section 10.05 or of the Indemnifying Party's participation therein at the Indemnified Party's request, and the Indemnified Party shall reimburse the Indemnifying Party in full for all costs and expenses of such litigation. The Indemnifying Party may participate in, but not control, any defense or settlement controlled by the Indemnified Party pursuant to this Section 10.05, and the Indemnifying Party shall bear its own costs and expenses with respect to such participation.

                  (d) Claims Between Parties. In the event any Indemnified Party should have a claim against any Indemnifying Party hereunder which does not involve a Third Party Claim, the Indemnified Party shall transmit to the Indemnifying Party a written notice (the "Indemnity Notice") describing in reasonable detail the nature of the claim, an estimate of the amount of damages attributable to such claim and the basis of the Indemnified Party's request for indemnification under this Agreement. If the Indemnifying Party does not notify the Indemnified Party within 60 days from the Indemnifying Party's receipt of the Indemnity Notice that the Indemnifying Party disputes such claim, the claim specified by the Indemnified Party in the Indemnity Notice shall be deemed a liability of the Indemnifying Party hereunder. If the Indemnifying Party has timely disputed such claim, as provided above, such dispute shall be resolved by litigation in an appropriate court of competent jurisdiction.

                  (e) Payments. Payments of all amounts owing by an Indemnifying Party pursuant to this Article X relating to a Third Party Claim shall be made within 30 days after the latest of (i) the settlement of such Third Party Claim, (ii) the expiration of the period for appeal of a final adjudication of such Third Party Claim or (iii) the expiration of the period for appeal of a final adjudication of the Indemnifying Party's liability to the Indemnified Party under this Agreement. Payments of all amounts owing by an Indemnifying Party pursuant to Section 10.05(d) shall be made within 30 days after the later of (i) the expiration of the 60-day Indemnity Notice period or
         (ii) the expiration of the period for appeal of a final adjudication of the Indemnifying Party's liability to the Indemnified Party under this Agreement.

         Section 10.06 NEGLIGENCE. THE INDEMNIFICATION PROVIDED IN THIS AGREEMENT SHALL BE APPLICABLE WHETHER OR NOT NEGLIGENCE OR STRICT LIABILITY OF THE PERSON ENTITLED TO INDEMNIFICATION HEREUNDER IS ALLEGED OR PROVEN.

         Section 10.07 Remedies. The rights and remedies provided in this Agreement and the other agreements, certificates, instruments and other documents delivered pursuant hereto are cumulative but shall be the exclusive remedies of the parties hereto with respect to claims for monetary damages related to the matters addressed herein and with respect to the transactions contemplated hereby, except for fraud, and the parties shall have no other liability for monetary damages to each other, under any statutory or common law right, except for fraud; provided, however, that nothing herein shall be construed as limiting the right of a party hereto to equitable relief, other than monetary damages, for a breach of this Agreement or any agreement, certificate, instrument or other document delivered in connection herewith, including specific performance of the terms of such agreements. Notwithstanding the foregoing, with respect to all liabilities of the Sellers that the Purchasers do not specifically assume pursuant to Section 1.04, the rights and remedies so provided shall not be exclusive but shall be in addition to any other remedies that a party hereto may have pursuant to any statutory or common law right. Any election of one available remedy by a party hereto shall not constitute a waiver of any other available remedy.

         Section 10.08 Insurance. With respect to any events occurring on or before the Closing Date that are insured under any Insurance Policy, or any other insurance policy covering the Company or Mortgage-Jacksonville, the Purchasers shall be entitled to, and the Sellers and Fortress shall cooperate in obtaining for the Purchasers, the benefits thereof; provided that such proceeds shall be credited against any indemnification obligation provided for in Section
10.01 or 10.02, respectively.

         Section 10.09 Limitations of Indemnification. The indemnification provided for in this Article X shall be subject to the following limitations:
(i) the Sellers and Fortress shall not be obligated to pay any amounts for indemnification under Sections 10.01(a), 10.02(a) or 10.03(a) (other than with respect to the representations and warranties provided in Sections 5.01 through 5.03, Sections 6.01 through 6.02 and Sections 7.01 through 7.03) in excess of $10,000,000 in the aggregate, (ii) an Indemnifying Party shall not be obligated to pay any amounts for indemnification hereunder relating to a Loss to the extent of any proceeds received under the Title Policy or any other insurance proceeds received from a Seller's insurance and any indemnity, contribution or similar payment paid to the Indemnified Party or any Affiliate thereof from any third party (other than an insurer of a Purchaser or Horton) with respect thereto, and (iii) neither the Seller Indemnitees nor the Purchaser Indemnitees shall be entitled to make any claim for indemnification under Sections 10.01(a), 10.02(a), 10.03(a) or 10.04(a), as the case may be, (other than with respect to the representations and warranties provided in Sections 5.01 through 5.03, Sections 6.01 through
6.02 and Sections 7.01 through 7.03) until the sum of all indemnifiable claims they have under such sections are greater than $500,000 (the "Indemnification Threshold"), and then only to the extent in excess of the Indemnification Threshold. Any limitation on indemnification provided in this Section 10.09 that is expressly applicable to Section 10.01(a), 10.02(a) or 10.03(a) shall not be applicable to any indemnification as may be available under any other subsection of Section 10.01, 10.02 or 10.03.

         Section 10.10 Calculation of Losses. For the purposes of this Article X, once a determination has been made that a specific breach of a representation, warranty, covenant or agreement has occurred for purposes of the indemnification obligation hereunder, the calculation of Losses with respect to such specific breach shall be made without regard to any limitation or qualification as to materially set forth in such representation, warranty, covenant or agreement.

         Section 10.11 Survivability. The representations and warranties, covenants, agreements, indemnifications and other terms of this Agreement, or in any agreement, certificate, instrument or other document delivered at or in connection with the Closing, shall survive the Closing and any investigation by the parties hereto; provided that no claim may be made for the breach of any representation or warranty after the second anniversary of the Closing Date, except for breaches in respect of Sections 7.19 and 7.30, which claims may be made at any time after the Closing Date.

         Section 10.12 No Other Representations. Notwithstanding anything to the contrary contained in this Agreement, it is the explicit intent of each party hereto that the Sellers and Fortress are making no representation or warranty, express or implied, including any implied representation or warranty as to condition, merchantability or suitability as to any of the Acquired Company Assets or Acquired Mortgage Assets, except those representations and warranties contained in Article VI and VII or in any agreement, instrument or other document delivered pursuant hereto In particular, Sellers and Fortress make no representation or warranty to Purchasers and Horton with respect to any financial projection or forecast (including any financial projection or forecast contained in the budget and completion schedule set forth on Schedule 7.15(a) hereto) relating to the business of the Company or Fortress Mortgage, except for the representations and warranties contained in the third sentence of Section
7.15 other than with respect to the phrase "and the projected schedule for completion of such unit or phase." With respect to any such projection or forecast delivered by or on behalf of the Sellers and

Fortress to the Purchasers and Horton, Purchasers and Horton acknowledge that there are uncertainties inherent in attempting to make such projections and forecasts.


                                   XI. GENERAL

         Section 11.01 Amendment. No amendment or modification of any of the provisions of this Agreement shall be effective unless in writing and signed by all of the parties hereto.

         Section 11.02 Attorneys' Fees. In the event that any action or proceeding is commenced by any party hereto for the purpose of enforcing any provision hereof, the prevailing party to such action or proceeding may receive as part of any award, judgment, decision, or other resolution of such action or proceeding its reasonable costs and attorneys' fees as determined by the person or body making such award, judgment, decision, or resolution. Should any claim hereunder be settled before the commencement of an action or proceeding, the parties in such settlement shall be entitled to include as part of their alleged damages reasonable attorneys' fees incurred in connection with such claim.

         Section 11.03 Counterparts. This Agreement and any agreement, certificate, instrument or other document delivered pursuant hereto may be executed in any number of counterparts, each of which shall be deemed to be an original document, but all of which shall constitute one and the same document. Any party to any such document may execute and deliver such document by an executed signature page transmitted via facsimile machine; provided that such party promptly thereafter delivers an originally executed signature page to each other party thereto.

         Section 11.04 Entire Agreement. This Agreement, together with the Confidentiality Agreement, dated March 2, 2001, between Horton and Fortress, constitutes the entire agreement and understanding among the parties hereto and supersedes all prior agreements and understandings, both written and oral, with respect to the subject matter contained herein.

         Section 11.05 Expenses. Each party hereto shall bear its own accounting and legal fees and other costs and expenses with respect to the negotiation and preparation of this Agreement and the consummation of the transactions contemplated hereby, except as otherwise provided herein. Any provisions hereof providing for a payment of any cost, expense or other amount by the Company shall require such payment from the consideration otherwise payable to the Company hereunder, the Excluded Assets (or the proceeds thereof) or from the separate assets of Fortress and not from the assets of the Company otherwise transferable to DRH pursuant hereto.

         Section 11.06 Governing Law. THIS AGREEMENT SHALL BE CONSTRUED AND INTERPRETED ACCORDING TO, AND GOVERNED BY, THE LAWS OF THE STATE OF FLORIDA, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAW THEREOF THAT MIGHT APPLY ANY OTHER LAW.

         Section 11.07 Headings. Article and section headings are used herein only as a matter of convenience, are not a part of this Agreement, and shall not have any effect upon the construction or interpretation hereof.

         Section 11.08 Assignment. No party hereto may assign its benefits or delegate its duties hereunder without the prior written consent of the other parties hereto; provided, however, DRH may assign its interest herein to Horton or a wholly owned subsidiary of Horton so long as DRH will remain obligated for its obligations hereunder.

         Section 11.09 No Third-Party Beneficiaries. This Agreement is solely for the benefit of the parties hereto and no other Person shall have any right, interest, or claim hereunder.

         Section 11.10 Notices. All notices and other communications in connection with this Agreement shall be in writing and deemed to have been received on the day of delivery if delivered by hand, overnight express, regular mail, or facsimile transmission, or three Business Days after the date of posting if mailed by registered or certified mail, postage prepaid, addressed to each party at its address set forth below (or to such other address to which such party has notified each other party in accordance with this Section 11.10 to send such notices or communications):

         Horton and Purchaser:      D.R. Horton, Inc.
                                    D.R. Horton, Inc. - Jacksonville
                                    CH Mortgage Company I, Ltd.
                                    1901 Ascension Blvd., Suite 100
                                    Arlington, Texas 76006
                                    Attn:   Mr. Richard Beckwitt and
                                            Mr. Ted I. Harbour
                                    Telephone No.: (817) 856-8200
                                    Facsimile No.: (817) 856-8259


         Company and Fortress:      The Fortress Group, Inc.
                                    Fortress-Florida Inc.
                                    Fortress Mortgage, Inc.
                                    1650 Tysons Blvd.
                                    Suite 600
                                    McLean, Virginia  22102
                                    Attn:  Mr. George Yeonas
                                    Telephone No.: (703) 442-4545
                                    Facsimile No.:   (703) 442-7730

         With a copy to:

                                    Milbank, Tweed, Hadley & McCloy LLP
                                    1 Chase Manhattan Plaza
                                    New York, NY  10005
                                    Telephone No.: (212) 530-5000
                                    Facsimile No.: (212) 530-5219
                                    Attn:  Dennis F. Dunne, Esq.

         Section 11.11 Performance on Business Days. If any event or the expiration of any period provided for herein is scheduled to occur or expire on a day that is not a Business Day, such event shall occur or such period shall expire on the next succeeding day that is a Business Day.

         Section 11.12 Plural and Singular Words. Whenever the plural of a word is used herein, that word shall, if appropriate, include the singular of that word. Whenever the singular of a word is used herein, that word shall, if appropriate, include the plural of that word.

         Section 11.13 Pronouns. Whenever a pronoun of a particular gender is used herein, that pronoun shall, if appropriate, also refer to the other gender and the neuter. Whenever a neuter pronoun is used herein, that pronoun shall, if appropriate, also refer to the masculine and feminine gender.

         Section 11.14 Schedules. All references herein to schedules shall mean the schedules identified in this Agreement, which are incorporated herein and shall be deemed to be a part of this Agreement for all purposes. A disclosure of an item in a schedule or under a heading in a schedule corresponding to a particular section or subsection of this Agreement shall not be a disclosure under (a) any other item of such schedule, (b) any other schedule, or (c) any other section or subsection of this Agreement, unless so specifically provided.

         Section 11.15 Set-Off. Each party hereto and each Affiliate thereof may set off any amounts that any other party hereto or its Affiliates owes to it or its Affiliates (whether because of the breach of any representation, warranty, covenant or agreement contained in this Agreement or otherwise) against any amounts that such party or its Affiliates owes to such other party or its Affiliates.

         Section 11.16 Severability. Any provision hereof that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability (but shall be construed and given effect to the extent possible), without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

         Section 11.17 Specific Performance. The Sellers acknowledge that the Acquired Assets are unique and irreplaceable, and that the failure of the Sellers to convey or transfer them in a timely manner to the Purchasers pursuant to the terms hereof would damage the Purchasers in a manner for which monetary damages could not adequately compensate them. Accordingly, if the Sellers fail to convey or transfer the Acquired Assets to the Purchasers pursuant hereto in a timely manner, the Purchasers shall be entitled to seek an order from a court of competent jurisdiction requiring the Sellers to perform their respective obligations hereunder and to convey and transfer the Acquired Assets to the Purchasers pursuant hereto. The Sellers, however, shall not have any right to specific performance in respect hereof.

         Section 11.18 Successors. This Agreement shall be binding upon and shall inure to the benefit of each party hereto and its successors and permitted assigns; provided that this Section 11.18 shall not permit the assignment or other transfer of this Agreement, whether by operation of law or otherwise, if such assignment or other transfer is not otherwise permitted hereunder.

         Section 11.19 Waiver. No provision herein shall be considered waived unless such waiver is in writing and signed by each party hereto that benefits from the enforcement of such provision. No waiver of any provision herein, however, shall be deemed a waiver of a subsequent breach of such provision (or right arising under such provision) or a waiver of a similar provision. A waiver of any breach or a failure to enforce any term or condition of this Agreement shall not in any way affect, limit, or waive a party's rights hereunder at any time to enforce strict compliance thereafter with every term and condition hereof.


                                XII. DEFINITIONS

         Capitalized terms used in this Agreement and not defined elsewhere shall have the following meanings:

         Accountant's Notice.  As defined in Section 2.02(c).

         Acquired Assets. The term "Acquired Assets" shall mean the Acquired Company Assets and the Acquired Mortgage Assets.

         Acquired Company Assets.  As defined in Section 1.01(a).

         Acquired Company Contracts.  As defined in Section 1.01(a)(iii).

         Acquired Contracts. The term "Acquired Contracts" shall mean the Acquired Company Contracts and the Acquired Mortgage Contracts.

         Acquired Mortgage Assets.  As defined in Section 1.01(b).

         Acquired Mortgage Contracts. The term "Acquired Mortgage Contracts" shall mean the Loan Applications, the Takeout/Placement Agreements, the Ancillary Documents and the Mortgage Lease.

         Affiliate. The term "Affiliate" with respect to a Person shall mean any other Person that directly or indirectly controls, is controlled by, or is under common control with, such Person.

         Ancillary Agreements.  As defined in Section 1.01(b)(iv).

         Applicable Laws. The term "Applicable Laws" shall mean all applicable decrees, injunctions, judgments, discussions and awards, laws, orders, ordinances, policies, regulations, rules, statutes, and writs of all federal, state and local governmental entities (and any agencies, departments, and political subdivisions thereof).

         Assumed Company Liabilities.  As defined in Section 1.04(a).

         Assumed Liabilities. The term "Assumed Liabilities" shall mean the Assumed Company Liabilities and the Assumed Mortgage Obligations.

         Assumed Mortgage Obligations.  As defined in Section 1.04(b).

         Books and Records.  As defined in Section 1.01(a)(xii).

         Building Activities.  As defined in Section 9.01(a)(i).

         Business Day. The term "Business Day" shall mean a day that is not a Sunday, Saturday, or holiday when banks in the State of Florida, Virginia or Texas are required or permitted to be closed.

         Claim Notice.  As defined in Section 10.05(a).

         Closing.  As defined in Section 3.01.

         Closing Assets Schedule.  As defined in Section 2.02(a).

         Closing Date.  As defined in Section 3.01.

         Code. The term "Code" shall mean the Internal Revenue Code of 1986, as amended.

         Company.  As defined in the Recitals.

         Company Conditions.  As defined in Section 4.02.

         Company Debt Facilities.  As defined in Section 1.04(a)(i).

         Company Names.  As defined in Section 7.23(c).

         Competitor.  As defined in Section 9.01(a)(iv).

         Confidential Information.  As defined in Section 9.04.

         Consents.  As defined in Section 1.03.

         Contamination.  As defined in Section 10.01(g).

         Copyright. The term "Copyright" shall mean all copyrights in published and unpublished works, now or hereafter existing, in the United States of America or any foreign jurisdiction, and all applications, registrations, and recordings relating thereto filed in the United States Copyright Office or in any other government office or agency in the United States of America or any foreign jurisdiction.

         Covenant Not to Compete.  As defined in Section 9.02.

         Development Project.  As defined in Section 7.15.

         Election Period.  As defined in Section 10.05(a).

         Employee Liabilities. The term "Employee Liabilities" shall mean any cost, liabilities, or obligations relating to any (a) Applicable Law relating to employees, including laws relating to concerted activity, discrimination, hours, occupational, immigration, health and safety, wages, and the withholding of Taxes, (b) collective bargaining agreement, (c) compensation owed to employees, including salaries, wages, and bonuses, (d) employee disabilities, including disabilities relating to accidents, exposure to harmful conditions, injuries, sickness, and torts, (e) employment contracts, whether written or oral, (f) employment discrimination, (g) employee benefit plans, (h) employee fringe benefits, (i) employee insurance coverage, (j) compensation, including any change of control agreements, (k) health and safety, (l) pension plans, (m) plant closings, (n) retiree medical, (o) severance pay, (p) unfair labor practices, (q) vacation pay, (r) unemployment benefits, (s) wage and hour laws,
(t) workers' compensation, and (u) wrongful discharge.

         Employee Plans. The term "Employee Plans" shall mean each employee benefit plan (as defined in Section 3(3) of ERISA), and each personnel policy, stock option or other equity-based plan, collective bargaining agreement, bonus plan or arrangement, incentive award plan or arrangement, vacation policy, plant closing, change of control, severance pay plan, policy or agreement, deferred compensation agreement or arrangement, executive compensation or supplemental income arrangement, employee loan or loan guarantee, consulting agreement, employment agreement, and each other employee benefit, fringe benefit, or compensation plan, agreement, arrangement, program, practice or understanding whether or not an ERISA plan and that is sponsored, maintained or contributed to by the Company, or Mortgage, as the case be, or with respect to which the Company, or Mortgage, as the case be, is bound or has any liability or obligation for the benefit of the employees, former employees, independent contractors, or agents of the Company, or Mortgage, as the case be, or has been so sponsored, maintained or contributed to or with respect to which the Company, or Mortgage, as the case be, is or has been bound or has any liability or obligation.

         Environmental Consultants.  As defined in Section 8.07.

         Environmental Laws. The term "Environmental Laws" shall mean, in each case, as in effect on the date hereof, any current federal, state or local codes, regulations, rules, statutes, ordinances or similar items of any governmental authorities, and any covenants running with the land imposed by governmental authorities, that relate to environmental, pollution, or public safety matters, including the Clean Air Act, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Federal Water Pollution Control Act, the Resource Conservation and Recovery Act of 1976, and the Toxic Substances Control Act, and any other applicable laws of any state in which the Company is conducting or has conducted business, and any judicial or administrative decrees, interpretations, judgments, or orders with respect thereto.

         Environmental Reports.  As defined in Section 8.07.

         ERISA Affiliate. The term "ERISA Affiliate", as applied to any Person, shall mean (i) any corporation or any trade or business (whether or not incorporated) which is a member of a group of trades or businesses under common control within the meaning of Section 414(b) or (c) of the Code of which that Person is a member, and (ii) any member of an affiliated service group within the meaning of Section 414(m) and (o) of the Code of which that Person or any trade or business described in clause (i) above is a member.

         Escrow Amount.  As defined in Section 2.01(b).

         Escrow Agent.  As defined in Section 4.01(n).

         Escrow Agreement.  As defined in Section 4.01(n).

         Excluded Assets.  As defined in Section 1.02.

         Expressly Retained Liabilities.  As defined in Section 1.05.

         FHA.  As defined in Section 7.12(a).

         Final Balance Sheet.  As defined in Section 2.02(a).

         Financial Statements.  As defined in Section 7.06.

         Finished Lots.  As defined in Section 7.15.

         Fortress 401(k) Plan.  As defined in Section 8.10(d).

         Homeowner Associations.  As defined in Section 7.34.

         Indemnification Threshold.  As defined in Section 10.09.

         Indemnified Party.  As defined in Section 10.05(a).

         Indemnifying Party.  As defined in Section 10.05(a).

         Indemnity Notice.  As defined in Section 10.05(d).

         Insurance Policies.  As defined in Section 7.25.

         Intellectual Property. The term "Intellectual Property" shall mean (i) all inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and all Patents, patent applications, and patent disclosures, together with all reissuances, continuations, continuations-in-part, revisions, extensions, and reexaminations thereof, (ii) all Trademarks, service marks, trade dress, logos, and trade names to the extent not containing the word "Fortress," together with all translations, adaptations, derivations, and combinations thereof and including all goodwill associated therewith, and all applications, registrations, and renewals in connection therewith, (iii) all copyrightable works, all Copyrights, and all applications, registrations, and renewals in connection therewith, (iv) all mask works and all applications, registrations, and renewals in connection therewith, (v) all trade secrets and confidential business information (including ideas, research and development, know-how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals), (vi) all computer software (including data related documentation), (vii) all other proprietary rights, and (viii) all copies and tangible embodiments thereof (in whatever form or medium).

         Knowledge. The term "Knowledge" shall mean with respect to the Sellers and Fortress, the actual knowledge of Phillip Daniel, Jan Doan, Philip A. Fremento, Christal T. Griffin, Kenneth L. Johns, Jr., Jim Palda, Kerrie Reeves, Jeff Shirley, George Yeonas or John E. Zakoske, after inquiry of employees of the Sellers or Fortress reasonably expected to have relevant knowledge.

         Land Contract Property.  As defined in Section 7.17.

         Leased Real Property.  As defined in Section 7.16.

         Leases.  As defined in Section 7.21(f).

         Legal Proceeding. The term "Legal Proceeding" shall mean any action, alternate dispute resolution process, arbitration, charge, claim, counterclaim, inquiry, investigation, legal action, litigation, suit, or other proceeding, whether involving private parties or involving or before any administrative or other governmental authority.

         Liens. The term "Liens" shall mean any charge, claim, equity, judgment, lease, liability, license, lien, mortgage, pledge, restriction, security interest, Tax lien, or encumbrance of any kind.

         Loan Applications.  As defined in Section 1.01(b)(i).

         Losses. The term "Losses" shall mean all losses, liabilities, claims, damages, fines, penalties, deficiencies and expenses (including reasonable fees and expenses of attorneys, accountants and other professional advisors, and expert witnesses and reasonable costs of investigation and preparation) or diminution of value of any kind or nature whatsoever, whether or not involving a third-party claim.

         Lot Project.  As defined in Section 7.15.

         March Balance Sheet.  As defined in Section 7.06.

         Material Adverse Effect. The term "Material Adverse Effect" shall mean a material adverse condition, event or effect on the assets, liabilities, cash flows, business, financial condition or operations of the Company or Mortgage-Jacksonville, as the case may be, taken as a whole.

         Material Change. The term "Material Change" with respect to any Person shall mean that such Person has (a) entered into any material transaction outside its ordinary course of business consistent with past practices, (b) undergone a material change with respect to its assets, liabilities, cash flows, business, financial condition or operations, (c) amended, modified, or terminated, in any material respect, any material agreement, arrangement, contract, lease, or permit, to which it is a party, including any certificate of incorporation or other constituent document creating rights or obligations with respect to it, (d) materially defaulted under or breached any material agreement, arrangement, contract, lease, or permit to which it is a party or by which any of its assets are bound, (e) permitted any material right to lapse (other than under any Land Contracts under which the Company has no obligation to purchase), including any material Intellectual Property right, (f) assumed, created, guaranteed, or incurred any material indebtedness, whether absolute or contingent (other than to finance the acquisition or construction of real property or for working capital in the ordinary course of business consistent with past practice), (g) settled any material lawsuit, or been sued, other than settlements and lawsuits that have an immaterial effect upon it, (h) changed the accounting principles used when maintaining its accounting records or presenting its financial statements, or otherwise altered, in any material respect, the manner of keeping its accounts, books, and records, or filing its tax returns,
(i) materially increased any compensation or benefits that it pays to any Person, including any formula upon which compensation or benefits are based, except in the ordinary course of business consistent with past practice, (j) declared, set aside or paid or made any distribution in respect of, or repurchased, redeemed or otherwise acquired any of its capital stock, or (k) entered into any agreement to take any of the actions described in the foregoing clauses (a) through (j).

         Material of Environmental Concern. The term "Material of Environmental Concern" shall mean any substance that is (a) subject to investigation or remediation under any Environmental Laws, constitutes a hazardous waste, hazardous substance, extremely hazardous substance or toxic substance under any Environmental Laws, (b) is regulated under Environmental Laws due to carcinogenic, corrosive, explosive, flammable, infectious, radioactive or toxic characteristics, (c) diesel fuel, gasoline, or other petroleum hydrocarbons, (d) polychlorinated biphenyls in excess of authorized levels, (e) asbestos that is friable, (f) urea formaldehyde foam insulation or (g) poses or threatens to pose a hazard to the health or safety of any individual.

         Mortgage Activities.  As defined in Section 9.01(b)(i).

         Mortgage Agencies. The term "Mortgage Agencies" shall mean the Federal National Mortgage Association, Federal Home Loan Mortgage Corporation, FHA, VA and Government National Mortgage Association.

         Mortgage-Jacksonville.  As defined in Section 1.01(b).

         Mortgage Lease.  As defined in Section 1.01(b)(v).

         Net Book Value.  As defined in Section 2.01(c).

         Net Worth Deficiency.  As defined in Section 2.01(c).

         Net Worth Excess.  As defined in Section 2.01(c).

         Non-Compete Period.  As defined in Section 9.02.

         Non-Disclosure Obligation.  As defined in Section 9.04.

         Owned Real Property.  As defined in Section 1.01(a)(ii).

         Patent. The term "Patent" shall mean (a) all Letters Patent of the United States of America or any similar rights under the laws of any foreign jurisdiction and any divisions, extensions, or reissues thereof, and (b) all applications for Letters Patent of the United States of America or any similar rights under the laws of any foreign jurisdiction and all continuations, continuations-in-part, or divisions of such applications.

         Permits.  As defined in Section 7.12.

         Permitted Liens.  As defined in Section 7.11.

         Person. The term "Person" shall mean an association, corporation, estate, general partnership, governmental entity (or any agency, department, or political subdivision thereof), individual, joint stock company, joint venture, limited liability company, limited partnership, trust, or any other organization or entity.
`
         Personal Property Leases.  As defined in Section 7.20(a)(vii).

         Premium Amount.  As defined in Section 2.01(a).

         Projected Finished Lot Cost.  As defined in Section 7.15.

         Projected Lot Yield.  As defined in Section 7.15.

         Prorated Items.  As defined in Section 3.05.

         Purchaser Indemnitees.  As defined in Section 10.01.

         Purchaser Conditions.  As defined in Section 4.01.

         Purchaser Notice.  As defined in Section 2.02(a).

         Purchasers.  As defined in the Recitals.

         Purchasers' Accountants.  As defined in Section 2.02(a).

         Real Property.  As defined in Section 7.18(a).

         Real Property Leases.  As defined in Section 1.01(a)(v).

         Sellers.  As defined in the Recitals.

         Sellers' Accountants.  As defined in Section 2.02(a).

         Seller Indemnitees.  As defined in Section 10.02.

         Seller Notice.  As defined in Section 2.02(b).

         Substantial Adverse Effect. The term "Substantial Adverse Effect" means a condition, event or effect involving a loss or expense of $30,000 or more affecting the Real Property in any project or an aggregate loss or expense of $150,000 or more affecting all Real Property in all projects.

         Surveys.  As defined in Section 8.06.

         Takeout/Placement Commitments.  As defined in Section 1.01(b)(iii).

         Taxes. The term "Taxes" or "Tax" shall mean any federal, state, local, foreign, or other ad valorem, customs, documentary, duty, employment, excise, franchise, gross income, gross receipts, lease, license, net income, payroll, premium, profits, property, occupation, sales, service, service use, stamp, severance, transaction privilege, transfer, use, or withholding tax, or other assessments, charges, fees, imposts, levies, or taxes of any kind whatever, together with any interest and penalties thereon and any additional amounts with respect thereto.

         Third Party Claim.  As defined in Section 10.05(a).

         Title Company.  As defined in Section 8.05.

         Title Policy.  As defined in Section 8.05.

         Trademark. The term "Trademark" shall mean all business names, logos, service marks, trademarks, tradenames, trade styles, and other business or source identifiers, and all combinations, contractions, derivatives, expansions, modifications, and variations thereof.

         VA.  As defined in Section 7.12(b).



                         [SIGNATURES ON FOLLOWING PAGE]

         IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first written above.

                                PARENT:

                                D.R. HORTON, INC.

                                By:
                                         --------------------------------------
                                Name:
                                      -----------------------------------------
                                Title:
                                         --------------------------------------


                                PURCHASERS:

                                D.R. HORTON, INC. - JACKSONVILLE

                                By:
                                         --------------------------------------
                                Name:
                                      -----------------------------------------
                                Title:
                                         --------------------------------------


                                CH MORTGAGE COMPANY I, LTD.

                                By:    CH Mortgage GP, Inc.,
                                       its sole general partner

                                By:
                                         --------------------------------------
                                Name:
                                      -----------------------------------------
                                Title:
                                         --------------------------------------


                                FORTRESS:

                                THE FORTRESS GROUP, INC.

                                By:
                                         --------------------------------------
                                Name:
                                      -----------------------------------------
                                Title:
                                         --------------------------------------

                                COMPANY:

                                FORTRESS-FLORIDA, INC.


                                By:
                                         --------------------------------------
                                Name:
                                      -----------------------------------------
                                Title:
                                         --------------------------------------


                                MORTGAGE:

                                FORTRESS MORTGAGE, INC.

                                By:
                                         --------------------------------------
                                Name:
                                      -----------------------------------------
                                Title:
                                         --------------------------------------